--------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                           LOAN AGREEMENT, AS FURTHER
                              AMENDED AND RESTATED


                         FLORIDA HOUSING FINANCE AGENCY

                                       AND

                       OTC APARTMENTS LIMITED PARTNERSHIP


                                  Pertaining To

                         FLORIDA HOUSING FINANCE AGENCY
                  MULTI-FAMILY HOUSING REVENUE REFUNDING BONDS
                                  1991 SERIES C
                         (Players Club at Tampa, Suntree
                         at East Bay, Suntree at Orlando,
                         Players Club at Magnolia Bay and
                         Players Club at East Bay Projects)

                          Dated as of June 1, 1991 and
                          Further Amended and Restated
                             as of December 1, 1993

--------------------------------------------------------------------------------

All of the right, title and interest of the Florida Housing Finance Agency in and to this Amended and Restated Loan Agreement (except for certain reserved rights as set forth herein) are being assigned to Sun Bank, National Association, as Trustee, as security for the above-referenced bonds pursuant to a certain Trust Indenture dated as of June 1, 1991, as amended and restated as of December 1, 1993.

                                TABLE OF CONTENTS
                                                                           PAGE

Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Preambles. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                                   ARTICLE I.

                               DEFINITION OF TERMS

Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

                                   ARTICLE II

              REPRESENTATIONS, WARRANTIES AND SPECIAL TAX COVENANTS

SECTION 2.01.    Express Warranties of the Agency,
                   Exclusion of other Warranties . . . . . . . . . . . . . . 13
SECTION 2.02.    General Representations,
                   Warranties and Covenants of
                   Developer . . . . . . . . . . . . . . . . . . . . . . . . 13
SECTION 2.03.    Acquisition, Construction and
                   Completion of Development . . . . . . . . . . . . . . . . 18
SECTION 2.04.    [Intentionally Omitted.]  . . . . . . . . . . . . . . . . . 20
SECTION 2.05.    [Intentionally Omitted.]  . . . . . . . . . . . . . . . . . 20
SECTION 2.06.    Tax Exempt Status of the Bonds  . . . . . . . . . . . . . . 20
SECTION 2.08.    Sale of Development . . . . . . . . . . . . . . . . . . . . 22

                                   ARTICLE III

                     THE BONDS, BOND PROCEEDS, THE INDENTURE

SECTION 3.01.    Issuance of Bonds . . . . . . . . . . . . . . . . . . . . . 24
SECTION 3.02.    Bond Proceeds; Investments. . . . . . . . . . . . . . . . . 24
SECTION 3.03.    Indenture Approval and
                   Requirements. . . . . . . . . . . . . . . . . . . . . . . 24

                                   ARTICLE IV

                       THE LOAN, PREPAYMENTS, ASSIGNMENTS

SECTION 4.01.    Loan by Agency  . . . . . . . . . . . . . . . . . . . . . . 25
SECTION 4.02.    Loan Payments . . . . . . . . . . . . . . . . . . . . . . . 26
SECTION 4.03.    Credits on Loan . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 4.04.    Prepayment Generally  . . . . . . . . . . . . . . . . . . . 28
SECTION 4.05.    Optional Prepayment of Loan . . . . . . . . . . . . . . . . 28
SECTION 4.06.    Extraordinary Optional Prepayment . . . . . . . . . . . . . 30


                                       (i)

SECTION 4.07.    Event of Determination of
                   Taxability  . . . . . . . . . . . . . . . . . . . . . . . 31
SECTION 4.08.    Substitution: Extraordinary
                   Prepayment of Loan  . . . . . . . . . . . . . . . . . . . 31
SECTION 4.09.    Remarketing of Bonds and Payment
                   of Purchase Price . . . . . . . . . . . . . . . . . . . . 32
SECTION 4.10.    Mandatory Prepayment of the Loan  . . . . . . . . . . . . . 33
SECTION 4.11.    Maximum Interest  . . . . . . . . . . . . . . . . . . . . . 34
SECTION 4.12.    Assignments to Trustee  . . . . . . . . . . . . . . . . . . 35
SECTION 4.13.    Optional Substitution of Alternate
                   Security  . . . . . . . . . . . . . . . . . . . . . . . . 35
SECTION 4.13A.   Confirmation  . . . . . . . . . . . . . . . . . . . . . . . 39
SECTION 4.13B.   Optional Substitution of Alternate
                   Confirmation  . . . . . . . . . . . . . . . . . . . . . . 41
SECTION 4.13C.   Extensions of Confirmation  . . . . . . . . . . . . . . . . 45
SECTION 4.13D.   Expiration of Confirmation  . . . . . . . . . . . . . . . . 46
SECTION 4.13E.   Notices of Extension, Substitution
                   or Replacement of Confirmation  . . . . . . . . . . . . . 46
SECTION 4.13F.   No Liability of Agency or
                   Developer to Confirming Bank  . . . . . . . . . . . . . . 46
SECTION 4.14.    Trustee's Expenses  . . . . . . . . . . . . . . . . . . . . 46
SECTION 4.15.    Conversion of Bond Interest Rate
                   at Option of Developer  . . . . . . . . . . . . . . . . . 46
SECTION 4.16.    [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . 48
SECTION 4.17.    Assignment of Loan Agreement by
                   Developer . . . . . . . . . . . . . . . . . . . . . . . . 48

                                    ARTICLE V

                                 THE DEVELOPMENT

SECTION 5.01.    Payment of Development Costs  . . . . . . . . . . . . . . . 50
SECTION 5.02.    Permits and Licenses  . . . . . . . . . . . . . . . . . . . 50
SECTION 5.03.    Annual Review of Management . . . . . . . . . . . . . . . . 50

                                   ARTICLE VI

                       INDEMNIFICATION, PAYMENTS TO AGENCY

SECTION 6.01.    Indemnification of Agency . . . . . . . . . . . . . . . . . 51
SECTION 6.02.    Indemnification of Trustee  . . . . . . . . . . . . . . . . 52

                                   ARTICLE VII

                          BREACH OF COVENANTS, REMEDIES

SECTION 7.01.    Event of Default  . . . . . . . . . . . . . . . . . . . . . 54
SECTION 7.02.    Remedies for Failure to Perform . . . . . . . . . . . . . . 55
SECTION 7.03.    Discontinuance of Proceedings . . . . . . . . . . . . . . . 57
SECTION 7.04.    Remedies Cumulative . . . . . . . . . . . . . . . . . . . . 57
SECTION 7.05.    Reimbursement of Expenses . . . . . . . . . . . . . . . . . 57


                                      (ii)

                                 ARTICLE VIII

                                MISCELLANEOUS

SECTION 8.01.    Amounts Remaining in Funds and
                   Accounts  . . . . . . . . . . . . . . . . . . . . . . . . 58
SECTION 8.02.    Limited Obligation of Agency  . . . . . . . . . . . . . . . 58
SECTION 8.03.    Payments by Credit Enhancer . . . . . . . . . . . . . . . . 58
SECTION 8.03A.   Payments by Confirming Bank . . . . . . . . . . . . . . . . 59
SECTION 8.04.    Amendment of Agreement  . . . . . . . . . . . . . . . . . . 59
SECTION 8.05.    Payment . . . . . . . . . . . . . . . . . . . . . . . . . . 59
SECTION 8.06.    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . 59
SECTION 8.07.    Severability  . . . . . . . . . . . . . . . . . . . . . . . 59
SECTION 8.08.    Term of Agreement . . . . . . . . . . . . . . . . . . . . . 60
SECTION 8.09.    Notice of Changes in Fact . . . . . . . . . . . . . . . . . 60
SECTION 8.10.    Limited Obligations of Developer  . . . . . . . . . . . . . 60
SECTION 8.11.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 61
SECTION 8.12.    Applicable Law  . . . . . . . . . . . . . . . . . . . . . . 62
SECTION 8.13.    Date of This Agreement  . . . . . . . . . . . . . . . . . . 63

EXHIBIT A - LEGAL DESCRIPTION OF LAND

EXHIBIT B - FORM OF TENANT INCOME CERTIFICATION

EXHIBIT C - CERTIFICATE OF CONTINUING PROGRAM COMPLIANCE

EXHIBIT D - FORM OF REQUIRED MANAGEMENT PROVISIONS


                                      (iii)

     This AMENDED AND RESTATED LOAN AGREEMENT was made and entered into as of the first day of June, 1991 (the "Original Agreement") and is being further amended and restated as of December 1, 1993 (as so further amended and restated and as the same may be amended or supplemented in the future, this "Agreement" or this "Loan Agreement") by and between the FLORIDA HOUSING FINANCE AGENCY (the "Agency"), a state agency and instrumentality, constituting a public body corporate and politic, duly created, organized and existing under the laws of the State of Florida, and OTC APARTMENTS LIMITED PARTNERSHIP, or its successors or assigns (the "Developer"), a Florida limited partnership;

                              W I T N E S S E T H:

     WHEREAS, the Agency has been created and organized pursuant to and in accordance with the provisions of the Florida Housing Finance Agency Act, Sections 420.501-420.516, Florida Statutes, as amended (the "Act"), for the purpose, among others, of encouraging the investment of private capital in residential housing to stimulate the construction and rehabilitation of residential housing and to provide construction and permanent mortgage loans for projects; and

     WHEREAS, the Agency entered into a Loan Commitment (the "Commitment") with the Developer whereby the Agency agreed under certain conditions to authorize the issuance of $48,480,000 Florida Housing Finance Agency Multi-Family Housing Revenue Refunding Bonds, 1991 Series C (Players Club at Tampa, Suntree at East Bay, Suntree at Orlando, Players Club at Magnolia Bay and Players Club at East Bay Projects) (the "Bonds") by the Division of Bond Finance of the State of Florida Department of General Services (the "Division"), on behalf of and in the name of the Agency under the Act to provide funds for the continuation, modification and consolidation of five outstanding mortgage loans assumed by the Developer for the purpose of refunding the Agency's Multi Family Housing Revenue Bonds, 1985 Series J, K, L, M and N (the "1985 Bonds") issued for the purpose of providing permanent financing for five multi family residential developments (collectively, the "Development") located within the State of Florida (the "State") to be occupied by Eligible Tenants, as determined by the Agency in accordance with the Act as in effect on the date of issuance of the 1985 Bonds, and to be occupied partially (at least twenty percent (20%)) by "individuals of low or moderate income, within the intendment of Section 103(b)(4)(A) of the Internal Revenue Code of 1954, as amended as in effect on the date of issuance of the 1985 Bonds (the "1954 Code"), all for the public purpose of assisting persons or families of low, moderate or middle income within the State to afford the costs of decent, safe and sanitary housing; and

     WHEREAS, on June 17, 1991, the Division issued the Bonds on behalf of and in the name of the Agency; and

     WHEREAS, pursuant to its lawful authority under the Act, the Developer and the Agency executed the Original Agreement, by the terms of which Original Agreement the Agency lent the proceeds of the Bonds to the Developer (the "Loan") for the purpose of providing financing for the Development; and

     WHEREAS, the Agency and the Developer entered into the Original Agreement to evidence the Loan when made pursuant to the Act;

     WHEREAS, at the request of the Developer, the Agency and the Developer desire to amend and restate the Original Agreement to: (i) provide for the issuance by The Sumitomo Bank, Limited, a banking corporation organized under the laws of Japan and acting by and through its Chicago Branch, and the delivery to the Trustee for the benefit of the holders of the Bonds of a confirming letter of credit, (ii) provide for certain changes to the amortization requirements presently applicable to the Loan, and (iii) provide for the principal amount of the Loan that may be optionally prepaid to be credited against the next scheduled amortization installments applicable to the Loan, all as more fully provided in this Agreement;

     WHEREAS, Section 8.04 of the Original Agreement permits the Agency and the Developer to amend and restate the Original Agreement for the purposes hereinbefore recited, upon the receipt of certain consents and opinions, all of which have been delivered to the Agency;

     WHEREAS, the Agency has approved the execution of this Agreement, as amended and restated, by resolution adopted on December 10, 1993; and

     NOW, THEREFORE, the Agency and the Developer, each in consideration of the representations, covenants and agreements of the other as set forth herein, mutually represent, covenant and agree as follows, to wit:

                                    ARTICLE I

                               DEFINITION OF TERMS

     The following are defined terms under this Agreement and shall for all purposes hereof have the meanings herein specified, unless the context clearly otherwise requires:

     "Act" - The Florida Housing Finance Agency Act, Sections 420.501-420.516, Florida Statutes, as amended.

     "ADCC" - American Diversified Capital Corporation, a California corporation.

     "ADCC Note" - The Promissory Note dated June 13, 1991 executed by the Developer to evidence its obligations under the Standby Loan Agreement.

     "Adjusted Household Income" - That annual income which does not exceed (i) with respect to Lower-Income Tenants, the maximum income of "individuals of low or moderate income" within the meaning of Section 103(b)(4)(A) of the 1954 Code as such section exists as of the date hereof (unless otherwise required by applicable law), and (ii) with respect to Eligible Tenants, 150% of the highest of the median income for the State, county or South Census Region in which the Development is located, as determined in the latest published Decile Distributions of Family Income by Standard Metropolitan Statistical Areas and Non-Metropolitan Counties prepared and published from time to time by the United States Department of Housing and Urban Development, as adjusted at least annually by the Agency or its executive director according to the most recent Consumer Price Index or such other valid statistical information as the Agency or its executive director may determine.

     "Agency" - The Florida Housing Finance Agency, and its successors and assigns.

     "Agreement" - This Amended and Restated Loan Agreement, dated as of June 1, 1991, and as further amended and restated as of December 1, 1993, between the Agency and the Developer, together with any future amendments or restatements thereof.

     "Alternate Confirmation" - any Confirmation other than the initial Confirmation deposited with the Trustee replacing the existing Confirmation as provided in Section 4.13B hereof.

     "Alternate Security" - Any letter of credit, guaranty agreement or other security substituted for the Credit Enhancement then in effect or any amendment thereto (other than an extension of the term of the Credit Enhancement then in effect) which results in the Bonds being assigned a rating in one of the three highest alphabetical credit ratings available for instruments of its type by a nationally recognized rating agency without regard to number ical modifiers (e.g. rated "AAA", "AA" or "A" by S&P or rated "Aaa," "Aa" or "A" by Moody's) or, during any period the Bonds bear interest at a Floating Rate, a comparable short term rating (subject, however, to the requirements of Section 4.13 of this Agreement during a Fixed Rate Period) as permitted by Section 4.13 of this Agreement. Notwithstanding anything in this Agreement to the contrary, a Confirmation shall not constitute Alternate Security under this Agreement.

     "Arbitrage Rebate Agreement" or "Rebate Agreement" - The Arbitrage Rebate Agreement by and among the Trustee, the Agency and the Developer, dated June 13, 1991, as amended and supplemented from time to time.

     "Assignment of Rents" - The Amended and Restated Collateral Assignment of Leases, Rents and Contract Rights from the Developer to the Agency, as the same may be amended from time to time.

     "Authorized Representative" - A person or persons at the time designated to act on behalf of the Developer by written certificate furnished to the Trustee containing the specimen signature of such person or persons and signed on behalf of the Developer by one or more of its authorized signatories, which certificate may designate an alternate or alternates, and may designate different Authorized Representatives to act for the Developer with respect to different sections of this Agreement and the Indenture.

     "Bond" or "Bonds" - Any one or all, as the case may be, of the Bonds issued under the Indenture and described in paragraph 3.02(a) of the Indenture.

     "Bond Counsel" - The firm of bond attorneys whose opinion is set forth on the Bonds, or such other nationally recognized Bond Counsel, as described below, as may be appointed by the Agency to render the opinions required herein or in related documents. In the event the Trustee shall determine, in its sole discretion, that the Agency has not appointed such successors, then the term "Bond Counsel" shall mean a firm of nationally recognized attorneys at law experienced in the financing of facilities for non exempt persons through the issuance of tax exempt revenue bonds under the exemption provided under Sections 103(b) and 103(c) of the 1954 Code and approved by the Agency, the Developer and the Trustee, such approval not to be unreasonably withheld.

     "Bondholder" or "holder" or "owner" - The person in whose name any Bond is registered on the Bond registration books of the Agency kept by the Trustee as bond registrar.

     "Business Day" - Any day other than a Saturday, Sunday or a day when banks in the City of New York, New York or in the cities in which the Principal Offices of the Trustee, the Paying Agent, the Remarketing Agent, the Credit Enhancer or the Confirming Bank are required or authorized by law to be closed or on which the New York Stock Exchange is closed.

     "Code" - The Internal Revenue Code of 1986, as amended, and any successor statute, together with corresponding and applicable final, temporary or proposed regulations and revenue rulings issued or amended with respect thereto by the Treasury Department or Internal-Revenue Service of the United States.

     "Commitment" - The Commitment Agreement referred to in the preamble hereof, entered into by the Agency and the Developer dated April 25, 1991, pursuant to which, subject to certain conditions, the Agency has agreed to issue the Bonds in full compliance with Section 103 of the 1954 Code and applicable Sections of the Code.

     "Condemnation Award" - The total condemnation proceeds actually paid by the condemnor as a result of the condemnation (or threatened condemnation) of all or any part of the property subject to the Mortgage less the actual costs incurred, including attorney's fees, in obtaining such award.

     "Confirmation" - the initial confirming letter of credit issued by The Sumitomo Bank, Limited, acting through its Chicago Branch, and, upon acceptance by the Trustee, any Alternate Confirmation delivered pursuant to Section 4.13B hereof.

     "Confirmation Account" - a special trust account of that name established within the Revenue Fund pursuant to Section 5.02 of the Indenture into which moneys representing proceeds of a drawing under the Confirmation in respect of the principal or redemption price of or interest on the Bonds are to be deposited.

     "Confirmation Agreement" - the Confirmation Agreement dated as of December 1, 1993 between the Credit Enhancer and the Confirming Bank, as amended or supplemented from time to time, and any agreement pursuant to which an Alternate Confirmation is issued.

     "Confirmation Expiration Date" - the earliest of (a) the date of termination of the initial Credit Enhancement, (b) July 3, 1998, (c) thirty five (35) days following receipt by the Trustee of a certificate from the initial Confirming Bank to the effect that an Event of Termination as defined in the Confirmation Agreement has occurred, (d) five (5) days following the date of payment of a drawing for payment of a mandatory tender pursuant to
Section 4.13B of the Indenture or (e) thirty five (35) days following receipt by the initial Confirming Bank of a certificate from the Trustee to the effect that the initial Credit Enhancer has delivered to the Trustee notice of the termination of the initial confirmation pursuant to Section 2.07(b) of the Confirmation Agreement.

     "Confirming Bank" - The Sumitomo Bank, Limited, a banking corporation organized under the laws of Japan and acting by and through its Chicago Branch, as issuer of the initial Confirmation delivered pursuant to the Indenture, and the issuer of any Alternate Confirmation.

     "Confirming Bank Pledged Bonds" - Bonds held by the Confirming Bank or its designee and registered in the name of the Developer and purchased with the proceeds of a draw under the Confirmation, which Bonds shall be deemed Outstanding for all purposes of the Indenture so long as they constitute Confirming Bank Pledged Bonds.

     "Counsel for the Trustee" - An attorney at law or firm of attorneys at law selected by the Trustee as its counsel.

     "Credit Enhancement" - Initially the irrevocable, transferable, direct pay Letter of Credit issued by Sumitomo Trust, as hereinafter defined and any Alternate Security substituted therefor or for Alternate Security.

     "Credit Enhancer" - Initially Sumitomo Trust, as hereinafter defined, or the obligor of any Alternate Security substituted for the Credit Enhancement.

     "Determination of Taxability" - A judgment or order of a court of competent jurisdiction which is final (either because the time for appeal thereof has expired or because the judgment or order is issued by a court having final appellate jurisdiction over the matter and is not subject to collateral attack), a ruling or decision of the Internal Revenue Service which is final (because no action has been taken to cause such ruling or decision to be judicially reviewed and the time for taking any such action has expired) as a result of a proceeding in which the Developer had an opportunity to participate, to the effect that the interest on the Bonds is includable for federal income tax purposes in the incomes of all recipients thereof subject to federal income taxes except any' federal tax characterized as a "minimum" or "preference" or other similar indirect tax to the extent such tax affects the includability of interest on the Bonds in the income of the recipient thereof.

     "Developer" - OTC Apartments Limited Partnership, and it.s successors and assigns, a Florida limited partnership.

     "Development" - Collectively, Players Club at Tampa, a 216 unit multi-family residential rental facility located in Tampa, Florida; Suntree at East Bay a 300 unit multi-family residential rental facility located in Clearwater, Florida; Suntree at Orlando, a 296 unit multi-family residential rental facility located in Orlando, Florida; Players Club at Magnolia Bay, a 324 unit multi-family residential rental facility located in Orlando, Florida; and

     Players Club at East Bay, a 161 unit multi-family residential rental facility located in Clearwater, Florida.

     "Development Costs" - All of the costs and expenses incurred with respect to the Development within the meaning of "development costs" as defined in the Act.

     "Eligible Tenants" - One or more natural persons or a family, irrespective of race, creed, religion, color, age, national origin, marital status, familial status, handicap or sex, whose total adjusted annual household income, as defined in the Income Certification, does not exceed 150% of the highest of the median income for the State, the County or the South Census Region in which the Development is located, as determined in the latest published Decile Distributions of Family Income by Standard Metropolitan Statistical Areas and Non-Metropolitan Counties prepared and published from time to time by the United States Department of Housing and Urban Development, as adjusted at least annually by the Agency or its executive director according to the most recent Consumer Price Index or such other valid statistical information as the Agency or its executive director may determine, provided, however, that the annual household income as determined above shall not be lower than the annual household income requirement as of the date of the initial delivery of the Bonds which median income is $33,800 and 150% of which is $50,700 as to the Developments located in Hillsborough County and Pinellas County, Florida and which median income is $38,900 and 150% of which is $58,350 for the Developments located in Orange County, Florida.

     "Environmental Indemnity" - That certain Environmental Indemnity dated June 13, 1991 from the Developer, Fred Gordon and Joseph M. Jacobson to the Agency.

     "Expiration Date" - July 3, 1998, or the scheduled expiration date of any Alternate Security if prior to the date of maturity of the Bonds.

     "Income Certification" - An income certification substantially in the form attached hereto as Exhibit B, as such form may be revised by the Agency from time to time.

     "Indenture" - That certain Trust Indenture dated as of June 1, 1991 and amended and restated as of December 1, 1993 by and between the Agency and the Trustee, pursuant to which the Bonds are issued and secured, together with any amendments or supplements thereto.

     "Insurance Proceeds" - The total proceeds of insurance actually paid or payable by an insurance company in respect of insurance on the Development.

     "Intercreditor Agreement" - The Intercreditor Agreement dated as of June 14, 1991, between Sumitomo Trust and ADCC, regarding the parties respective rights as creditors.

     "Land" - The tracts of land on which the five Developments have been constructed, as described on Exhibit "A" hereto.

     "Land Use Restriction Agreement" - Collectively, the agreements between the Agency and the Original Developer, dated as of March 1, 1985, recorded in the Official Records of Hillsborough County, Official Records Book 4532, Page 1515, as to the Players Club at Tampa Project; dated as of March 1, 1985, recorded in the Official Records of Pinellas County, Official Records Book 5964, Page 1681, as to the Suntree at East Bay Project; dated as of March 1, 1985, recorded in the Official Records of Pinellas County, Official Records Book 5964, Page 1777, as to the Players Club at East Bay Project; dated as of March 1, 1985, recorded in the Off cial Records of Orange County, Official Records Book 3627, Page 516, as to the Suntree at Orlando Project; and dated as of March 1, 1985, recorded in the Official Records of Orange County, Official Records Book 3627, Page 616, as to the Players Club at Magnolia Bay Project, as assumed by the Developer and as amended as to each separate agreement by the First Amendment to Land Use Restriction Agreement dated as of June 1, 1991, each among the Agency, the Trustee, the Credit Enhancer and the Developer (respectively, the "First Amendment") to be recorded in the Official Records of Hillsborough County, Orange County, and Pinellas County, Florida as applicable and as same may be further amended in accordance with this Indenture.

     "Loan" - The mortgage loan from the Agency, as lender, to the Original Developer, as borrower with respect to the Developments previously made and assumed by the Developer in the acquisition of the Developments (and modified in accordance with this Agreement) out of the proceeds of the 1985 Bonds (the "1985 Loan"), as the .same has been continued and modified pursuant to this Agreement in principal amount equal to the principal amount of the Bonds.

     "Loan Documents" or "Mortgage Loan Documents" - The Agreement, the Note, the Mortgage, the Assignment of Rents, the Assignment of Mortgage and Security Agreement and Collateral Assignment of Leases, Rents and Contract Rights, the Land Use Restriction Agreement, the Servicing Agreement and the Remarketing Agreement.

     "Lower Income Tenants" - Individuals of low or moderate income within the meaning of Section 103(b) (4) (A) of the 1954 Code.

     "Mortgage" - The Amended and Restated Mortgage and Security Agreement dated AS of June 1, 1991 as to the Development, amending and restating certain Mortgage and Security Agreements, each dated as of the first day of March, 1985, recorded in the Official Records of Hillsborough County as to the Players Club at Tampa

Development, Pinellas County as to the Suntree at East Bay Development and Players Club at East Bay Development and Orange County as to the Suntree at OrlandO Development and Players Club at Magnolia Bay Development, granting a first priority mortgage on and security interest in the Land, buildings and equipment constituting the Development and assigned to the Trustee, securing the Loan.

     "1954 Code" - The Internal Revenue Code of 1954, as amended and in effect on the date of issuance of the 1985 Bonds, together with corresponding and applicable final, temporary or proposed regulations and revenue rulings issued or amended with respect thereto by the Treasury Department or Internal Revenue Service of the United States.

     "1985 Bonds" - Collectively, the Bonds of the Agency designated $8,700,000 Florida Housing Finance Agency Multi-Family Housing Revenue Bonds, 1985 Series J (Players Club at Tampa Project); $11,450,000 Florida Housing Finance Agency Multi-Family Housing Revenue Bonds, 1985 Series K (Suntree at East Bay Project); $10,000,000 Florida Housing Finance Agency Multi-Family Housing Revenue Bonds, 1985 Series L (Suntree at Orlando Project); $12,880,000 Florida Housing Finance Agency Multi Family Housing Revenue Bonds, 1985 Series M (Players Club at Magnolia Bay Project) and $6,870,000 Florida Housing Finance Agency Multi Family Housing Revenue Bonds, 1985 Series N (Players Club at East Bay Project).

     "Note" - The Amended, Restated and Consolidated Promissory Note dated June 13, 1991, as further amended and restated on December 30, 1993, executed by the Developer to evidence the Loan.

     "Original Developer" - Collectively, Players Club at Tampa, A California Limited Partnership as to the Players Club at Tampa Project; Suntree at East Bay, A California Limited Partnership as to the Suntree at East Bay Project; Rio Bernard, A California Limited Partnership as to the Suntree at Orlando Project; Players Club at Magnolia Bay, A California Limited Partnership as to the
Players Club at Magnolia Bay Project; and Players Club at East Bay, A California Limited Partnership as to the Players Club at East Bay Project.

     "Originator/Servicer" - First Housing Development Corporation of Florida and its successors and assigns acting on behalf of the Agency to originate and service the Loan.

     "Pledge Agreement" - The Pledge and Security Agreement dated as of June 1, 1991, between the Developer and the Credit Enhancer, as amended as of December 1, 1993.

     "Principal Office" - The office designated as such by the respective party in writing to the Agency, the Developer, the Trustee, the Paying Agent, the Registrar, the Credit Enhancer, the

Remarketing Agent and the Confirming Bank, as set forth in Section 14.05 of the Indenture.

     "Private Placement Memorandum" - The Private Placement Memorandum of the Developer dated June 13, 1991 with respect to the Bonds and any supplement thereto.

     "Project Fund" - The fund created by Section 6.01 of each separate Indenture for each of the 1985 Bonds.

     "Qualified Development Costs" - Development Costs, but only to the extent that such costs were paid or incurred after July 13, 1984, and only to the extent that such costs were charged to the respective Development's capital account or were so chargeable either with a proper election or but for a proper election to deduct such costs, within the meaning of Treasury Regulation 1.103 8(a)(1), as the same may be amended from time to time.

     "Qualified Project Period" - Shall have the meaning given to such term in the respective Land Use Restriction Agreement.

     "Rebate Analyst" - A certified public accountant, financial analyst or bond counsel, or any firm of the foregoing or financial institution experienced in making the arbitrage and rebate calculations required pursuant to Section 148 of the Code and designated by the Agency to make the computations and give directions required under the Arbitrage Rebate Agreement. Initially the Rebate Analyst shall be Deloitte & Touche.

     "Rebate Analyst Fee" - The annual fee to the Rebate Analyst to be paid by the Developer, in the initial amount of $2,000 per year payable by the Developer at the times directed by the Agency in writing to the Developer and the Trustee.

     "Rebate Fund" - The trust fund authorized to be established and so designated under Section 5.09 of the Indenture.

     "Redemption Period" - The period during any Fixed Rate Period that commences on the Interest Payment Date nearest to the date on which one-half of such Fixed Rate Period will have elapsed and that ends on the last day of such Fixed Rate Period.

     "Reimbursement Agreement" - The Letter of Credit and Reimbursement Agreement, dated as of June 1, 1991, as amended from time to time, between the Credit Enhancer and the Developer pursuant to which the Developer agrees, INTER ALIA, to reimburse the Credit Enhancer for any and all amounts paid by the Credit Enhancer pursuant to the Credit Enhancement or, after provision of Alternate Security in accordance with the Indenture and this Agreement, any reimbursement agreement between the provider of Alternate Security and the Developer which provides for the reimbursement of the provider of Alternate Security by the Developer for payments made by such provider of Alternate Security pursuant to such Alternate Security.

     "Remarketing Agreement" - The Remarketing Agreement, if any, entered into among the Remarketing Agent, the Agency and the Developer, as amended or supplemented from time to time.

     "Revenue Fund" - The fund created by Section 5.02 of the Indenture.

     "Second Mortgage" - The Second Mortgage and Security Agreement and Collateral Assignment of Leases and Rents dated as of June 14, 1991 from the Developer to Sumitomo Trust and recorded in the Official Records of Hillsborough County, Orange County and Pinellas County, Florida, which secures all payment obligations of the Developer under the Reimbursement Agreement.

     "Servicing Agreement" - That certain Permanent Mortgage Servicing Agreement dated as of June 1, 1991, by and among the Agency, the Trustee, the Developer and the Originator/Servicer.

     "Standby Loan Agreement" - The Standby Loan Agreement dated as of June 14, 1991, between the Developer and ADCC.

     "State" - The State of Florida.

     "Sumitomo Trust" - The Sumitomo Trust and Banking Company, Limited, a Japanese banking corporation acting through its New York Branch, as issuer of the Credit Enhancement.

     "Tender Agent Fee" - As to the initial Tender Agent, an ongoing annual fee of $3,000 payable by the Developer to the Tender Agent on the Interest Payment Date occurring in July of each year commencing July 3, 1991, and thereafter during any Floating Rate Period until maturity or sooner redemption of all the Bonds, plus activity fees in the amount of $60 for each exercise of a Bond-holders Demand Purchase Option, together with the reimbursement for any out-of-pocket expenses associated with acting as Tender Agent, and as to any other Tender Agent, the fee agreed to between the Developer and such successor Tender Agent.

     "Third Mortgage" - The Third Mortgage and Security Agreement and Assignment of Leases and Rents, dated as of June 10, 1991 from the Developer to ADCC and recorded in the Official Records of Hillsborough County, Orange County and Pinellas County, Florida, which secures all payment obligations of the Developer under the Standby Loan Agreement.

     "Trustee" - Sun Bank, National Association, having its principal corporate trust office in Orlando, Florida, and its successors in trust hereunder.

     "Trustee's Expenses" - The reasonable compensation and expenses payable to the Trustee for necessary ordinary and necessary extraordinary services rendered by it and necessary extraordinary expenses incurred by it under this Indenture as and when the same become due, including reasonable counsel fees including fees at trial (including, without limitation, bankruptcy proceedings) or appellate proceedings.

     In addition to the words and terms defined above, unless otherwise defined herein or unless the context clearly otherwise requires, the capitalized words and terms used herein shall have the same meanings defined for and assigned to them in the Indenture and the Mortgage.

                                   ARTICLE II

              REPRESENTATIONS, WARRANTIES AND SPECIAL TAX COVENANTS

     SECTION 2.01. EXPRESS WARRANTIES OF THE AGENCY, EXCLUSION OF OTHER WARRANTIES. (a) The Agency makes the following representations and warranties as the basis for the undertakings on the part of the Developer herein contained:

          (i) The Agency is a State agency and instrumentality, constituting a public body corporate and politic, duly created, organized, existing and in good standing under the laws of the State;

          (ii) The Agency has the power under the Act to execute and deliver the Indenture, the First Amendment to Land Use Restriction Agreement, the Commitment and this Agreement, to enter into the transactions contemplated hereby and thereby including, without limitation, to authorize the issuance and sale of the Bonds, and to carry out its obligations hereunder and thereunder, and by proper action has duly authorized the issuance and sale of the Bonds, the execution and delivery of the Indenture, the First Amendment to Land Use Restriction Agreement, the Commitment and this Agreement and the performance of all of the covenants and agreements of the Agency contained in this Agreement, the Indenture, the Land Use Restriction Agreement and the Commitment;

          (iii) The issuance of the Bonds to obtain funds to continue financing for the Development is intended to serve the public interest and will further the purposes of the Act including, among others, the provision for decent, safe and sanitary living accommodations for Lower Income Tenants and Eligible Tenants; and

          (iv) The Agency will not take or permit, or omit to take or cause to be taken, any action that would adversely affect the exclusion from gross income for federal income tax purposes of interest on the Bonds.

     (b) The Agency makes no other warranties, either express or implied, as to the Development or the financing thereof, of any nature or kind.

     SECTION 2.02. GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEVELOPER. The Developer hereby represents, warrants and agrees as follows:

     (a) The Developer (1) is a limited partnership validly organized and existing under the laws of the State of Florida; (2) is organized and operated for the purpose, among others, of developing, constructing, owning and operating, from time to time, the Development; (3) has full power and authority under its organizational documents and the laws of the State to execute and deliver the Commitment, this Agreement, the Note, the Mortgage, the Assignment of Rents, the Servicing Agreement and the First Amendment to Land Use Restriction Agreement and the other documents to which it is a party, to be bound by the terms of the Indenture and to perform its obligations hereunder and thereunder; and (4) by proper action, if required, has duly authorized the execution and delivery of the Commitment, this Agreement, the Note, the Mortgage, the Assignment of Rents, the Servicing Agreement and the First Amendment to Land Use Restriction Agreement and the other documents to which it is a party, and when validly executed and delivered by the other parties thereto, such documents, together with the Indenture to the extent applicable to the Developer, will constitute legal, valid and binding agreements of the Developer, enforceable against the Developer in accordance with their respective terms, except as the enforceability thereof may be subject to (A) the exercise of judicial discretion in accordance with general equitable principles, and (B) applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied, and except that enforceability of indemnification and contribution provisions may be limited, in whole or in part, by applicable securities laws or public policy;

     (b) The execution, delivery and performance of the Commitment, this Agreement, the Note, the Mortgage, the Assignment of Rents, the Servicing Agreement and the First Amendment to Land Use Restriction Agreement and the consummation of the transactions herein and therein contemplated, will not violate in any material respect any law, regulation, ordinance, judgment or court order of any federal, state or local government, and do not conflict in any material respect with or constitute a material breach of or a material default under the organizational documents of the Developer, or under the terms and conditions of any instrument, document, agreement, commitment, indenture, security agreement, mortgage, lease or other writing to which the Developer is a party or by which the Developer or a substantial portion of its assets, is bound;

     (c) There are no actions, suits or proceedings pending or, to the knowledge of the Developer threatened against or affecting the Developer, or the Development, or involving the validity or enforceability of the Bonds, this Agreement, the Commitment, the Land Use Restriction Agreement, the Note, the Mortgage, the Assignment of Rents, the Servicing Agreement, the Credit Enhancement, the Confirmation or the Indenture, or the priority of the lien of the Mortgage, at law or in equity, or before or by any governmental authority, except actions, which, if adversely determined would not materially impair the ability of the Developer, to perform its obligations under this Agreement and to cause to be paid any amounts which may become payable under the Note, the Commitment or this Agreement. The Developer is not in default in any material respect under any mortgage, deed of trust, lease, loan or credit agreement, partnership agreement or other instrument to which it is a party or by which it is bound;

     (d) The Developer has caused Available Moneys to be deposited by the Credit Enhancer or others with the Trustee in amounts determined by the Trustee to be sufficient to pay principal of and interest on the 1985 Bonds to, but not including, the Issue Date;

     (e) Other than the Mortgage Loan Documents, the Second Mortgage and the Third Mortgage, the Developer has made no verbal or written contract or arrangement of any kind, the performance of which by any other party thereto would give rise to a lien on the Development of equal or greater priority than the liens created under the Mortgage Loan Documents, the Second Mortgage and the Third Mortgage (other than "Permitted Encumbrances", as defined in the Mortgage);

     (f) Any Certificate signed by an Authorized Representative and delivered in connection with the issuance of the Bonds pursuant to the Indenture, this Agreement or otherwise in connection with the Loan, the Development or the Bonds shall be deemed a representation and warranty by the Developer as to the statements made therein for the benefit of, and to be relied upon by, the Agency, its successors and assigns;

     (g) All balance sheets and financial information of the Developer delivered to the Agency or the Originator Servicer prior to or simultaneously with the execution of this Agreement fairly present the financial condition of the Developer, the results of operation of the business described therein as of the respective dates and for the periods of said balance sheets or financial statements. Said financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied in the various statements throughout the periods involved, and show all known material liabilities of the Developer including contingent liabilities, long term leases and unusual commitments. Since the date of the most recent financial statement, there has been no adverse material change in the financial condition of the Developer. All other information submitted by the Developer or on behalf of the Developer to the Agency or the Originator/Servicer in support of the Developer's request for the Loan is true and correct in all material respects as of the date of this Agreement, and no material adverse change has occurred;

     (h) The Developer has good and marketable title to all of the Developer's properties reflected in its balance sheets and financial statements (except such as have been disposed of in the ordinary course of business since the date of such balance sheets or financial statements), including without limitation the Development, and such properties are free and clear of all liens, charges and encumbrances, except for (i) liens for taxes and assessments not yet due, (ii) with respect to the Development, the lien of the Mortgage Loan Documents, the Second Mortgage, the Third Mortgage and the matters defined as Permitted Encumbrances therein, and (iii) as to other properties, such liens, charges and encumbrances, if any, on properties acquired subsequent to such balance sheets or financing statements and disclosed to the Agency or the Originator/Servicer. It is acknowledged by the Developer that the only liens, encumbrances and charges permitted under this Agreement with respect to the Development are those permitted under the Mortgage Loan Documents, and the Second Mortgage and matters defined as Permitted Encumbrances therein;

     (i) To the best of the Developer's knowledge, no substantial loss, damage, destruction or taking of any of the real or personal property of the Developer, constituting all or a portion of the Development, has occurred which has not been fully restored or replaced or which is not fully covered by insurance, less applicable deductibles;

     (j) Except as disclosed in the Private Placement Memorandum relating to the Bonds, the Developer is not (i) a party to any contract, agreements, lease or other instrument which would materially adversely affect the Development, or the Developer's ability to perform its obligations under this Agreement, any other Mortgage Loan Documents, or the Land Use Restriction Agreement, and (ii) in default under any contract, agreement, lease or other instrument to which it is a party and which is material to the Development, and no event of default or occurrence that, with the giving of notice, the passage of time, or both, would constitute an event of default thereunder has occurred and is continuing;

     (k) To the best of the Developer's knowledge the Developer has complied with all applicable laws and requirements of governmental authorities relating to the construction, use and operation of the Development. No authorization or approval or other action by, and no notice to or filing with, any federal, state or local government body, agency or authority is required for the due execution, delivery and performance by the Developer of this Agreement or any other Mortgage Loan Document;

     (l) (1) The Developer is in full compliance with the terms and conditions of this Agreement; (2) except as they may be amended and restated or replaced by the Mortgage Loan Documents, each of the 1985 Indentures and the Promissory Notes, Loan Agreements, Mortgages and Security Agreements, Assignment of Leases and Rentals and Land Use Restriction Agreements executed by the Original Developer in connection therewith (collectively, the "1985 Bond Documents") as assumed by the Developer and the Permanent Mortgage Servicing Agreement are in full force and effect; (3) the Developer, on the date of execution hereof, is in full compliance with the terms and conditions of the tax covenants and tenant restrictions set forth in the 1985 Bond Documents; (4) all fees, expenses and cost reimbursements owed to the Agency, the 1985 Trustee, the Originator/ Servicer and other parties to the 1985 Bond Documents, including but not limited to amounts accrued but not yet payable, have been paid or provided for; (5) to the best knowledge of the Developer is in compliance in all material respects with the other material terms and conditions of the 1985 Bond Documents (except for existing events of default disclosed to the Agency); and (6) as of the date of execution hereof, the operation of the Development is in compliance in all material respects with the terms and conditions of the 1985 Bond Documents;

     (m) The Developer has filed all federal, state and local income tax returns, which to the knowledge of the Developer are required at this time to be filed, and have paid all taxes as shown on said returns and all assessments received by the Developer to the extent that such taxes have become due;

     (n)  (i)    The Developer has not received any notice that it or the
     Development is not in compliance with all provisions of CERCLA, RCRA, SARA, TSCA (as such terms are defined in the Environmental Indemnity) and Florida Statutes, Chapters 376 and 403 (the "Environmental Laws"), and with any rules, regulations and administrative orders of any governmental agency, and with any judgments, decrees or orders of any court of competent jurisdiction with respect thereto;

          (ii) The Developer has not received any assessment, notice of (primary or secondary) liability or notice of financial responsibility, and no notice of any action, claim or proceeding to determine such liability or responsibility, or the amount thereof, or to impose civil penalties with respect to a site listed on any federal or state listing of sites containing or believed to contain Hazardous Materials (as defined in the Environmental Indemnity), nor has the Developer received notification that any hazardous substances (as defined under CERCLA) have been disposed of or have been found in any site at which any governmental agency is conducting an investigation or other proceeding under any Environmental Law.

          (iii) To the best of the Developer's knowledge and except as previously disclosed to the Agency, no part of the Development or other property used by the Developer in its business nor any building, structure or facility located thereon or improvement thereto contains or contained asbestos or polychlorinated biphenyls (PCBs); have or have had asbestos containing materials or electrical transformers, fluorescent light fixture ballasts or other equipment containing PCBs installed thereon or therein; is or has been used for the handling, processing, storage or disposal of Hazardous Wastes; or contain or contained above-ground or underground storage tanks or other storage facilities for Hazardous Wastes.

     (o) The Developer has not received any notice that it is not in full compliance with all provisions of the Fair Labor Standards Act, as amended, and regulations promulgated thereunder;

     (p) The Developer has paid or made provision for the payment of all applicable federal, state and local employees' income, social security and unemployment taxes;

     (q) The Developer has not received any notice that it is not in full compliance with ERISA and Department of Labor regulations thereunder, with the Code and Treasury Regulations thereunder and with terms of such plan or plans with respect to each pension or welfare benefit plan to which the Developer is a party or makes any employer contributions with respect to its employees, for the current or prior plan years of such plans; and

     (r) The representations and warranties made by the Developer to Sumitomo Trust in any document or instrument executed in connection with this Agreement and the transactions contemplated hereby are incorporated in this Agreement by this reference and made a part hereof, and the Developer hereby represents and warrants that all of said representations and warranties are true and correct in all material respects as of the issuance of the Bonds and the extension of the Loan under this Agreement.

     SECTION 2.03. ACQUISITION, CONSTRUCTION AND COMPLETION OF DEVELOPMENT. The Developer, based on inquiry of the Original Developer and review of relevant project information maintained by the Agency, hereby represents, warrants and agrees as follows:

     (a) That the Original Developer incurred a substantial binding obligation to commence acquisition and construction of the Development by September 1, 1985, pursuant to which the Developer expended at least the lesser of $100,000 or 2-1/2% of the total cost of acquisition and construction of each of the Developments and proceeded with due diligence to complete the Developments;

     (b) That the Players Club at Tampa Development was completed May 3, 1985, Suntree at East Bay Development was completed April 24, 1986, Suntree at Orlando Development was completed April 18, 1985, Players Club at Magnolia Bay Development was completed October 9, 1985 and Players Club at East Bay Development was completed May 31, 1985 and, at that time, the Original Developer complied with its obligations under the documents executed by it in connection with the issuance of the 1985 Bonds;

     (c) That substantially all (at least 90%) of the aggregate amount disbursed from the respective Project Fund for the 1985 Bonds to pay or reimburse Development Costs (less neutral costs) were applied to pay or reimburse Qualified Development Costs and that not more than an insubstantial portion (not more than 10%) of the aggregate amount disbursed from the Project Fund for the 1985 Bonds (less neutral costs) to pay or reimburse Development Costs were applied to pay or reimburse Development Costs other than Qualified Development Costs;

     (d) That any and all contracts to acquire any part of the Development which were entered into prior to July 13, 1984 (with respect to which payments were made from the proceeds of the 1985 Bonds as Qualified Development Costs) were, on such date, fully executory in nature, and none of the burdens or benefits of ownership to any property which was the subject of such contracts had accrued to or been imposed upon the Original Developer or any "related person", as such term is defined in the 1954 Code, prior to such date;

     (e) That the Original Developer submitted to the Trustee, prior to or upon the date of each disbursement from the respective Project Fund for the 1985 Bonds, a statement (which statement was contained in the Original Developer's Requisition for payment under the Indenture) certifying that the full amount of such disbursement would be applied to pay or reimburse Development Costs and that after taking into account the proposed disbursement substantially all (at least 90%) of the aggregate disbursements from the respective Project Fund for the 1985 Bonds (less neutral costs) Had been applied to pay or reimburse Qualified Development Costs;

     (f) That, upon the completion of each of the Developments, the Original Developer submitted to the Agency and the Trustee a certificate of completion containing the following: (i) the Original Developer's statement that all terms and conditions to the making each of the Loans under the 1985 Bonds had been satisfied and all documents required thereunder had been delivered in form and substance satisfactory to the Agency; (ii) the Original Developer's statement that the Developments have been substantially completed and was ready and available for occupancy as of a specified date (the "Completion Date"); (iii) the Original Developer's statement, confirmed by the Trustee, of the aggregate amount expected to be disbursed from the respective Project Fund for the 1985 Bonds upon the Completion Date; (iv) the Original Developer's certification that all of the amounts expected to be disbursed from the Project Fund for the 1985 Bonds were expected to be applied to pay or reimburse Development Costs and that none of the amounts disbursed from the respective Project Fund for the 1985 Bonds were expected to be applied to pay or reimburse costs or expenses other than Development Costs; and (v) the Original Developer's certification that substantially all (at least 90%) of the amounts disbursed from the Project Fund for the 1985 Bonds (less neutral costs) were applied to pay or reimburse Qualified Development Costs and that no more than an insubstantial amount (not more than 10%) of the amounts disbursed from the Project Fund for the 1985 Bonds (less neutral costs) were applied to pay or reimburse costs or expenses other than Qualified Development Costs;

     (g) That money on deposit in any fund or account in connection with the Bonds, whether or not such money was derived from other sources, has not been and will not be used by or under the direction of the Developer in a manner which would cause the Bonds to be "arbitrage bonds" within the meaning of
Section 103(c) of the 1954 Code or Section 148 of the Code, and the Developer specifically agrees that the investment of money in any fund created in the Indenture shall be restricted as may be necessary to prevent the Bonds from being "arbitrage bonds" under the 1954 Code and the Code;

     (h) That the Developer will not take or omit to take any action if such action or omission would cause interest on the Bonds to become subject to federal income taxation, except during such period as the Bonds are owned by a "related person" or a "substantial user" of the Development and except for any federal tax characterized as a "minimum" or "preference" tax to the extent such tax affects the includability of interest on the Bonds in the income of the recipient thereof;

     (i) That the original Developer has not and the Developer will not discriminate on the basis of race, creed, color, sex, age, marital status, familial status (other than with respect to Eligible Tenants), handicap, religion or national origin in the lease, use, or occupancy of the Development or in connection with the employment or application for employment of persons for the operation and management of the Development; and

     (j) That the Original Developer and the Developer have complied in all respects with the requirements of the 1985 Loan.

     SECTION 2.04.     [Intentionally Omitted.]

     SECTION 2.05.     [Intentionally Omitted.]

     SECTION 2.06. TAX EXEMPT STATUS OF THE BONDS. The Developer hereby represents, warrants and agrees that:

     (a) It will not take or permit, or omit to take or cause to be taken, any action that would adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Bonds (other than with respect to a "substantial user" or "related person" under Section 147(a) of the Code) and, if it should take or permit, or omit to take or cause to be taken, any such action, the Developer shall take all lawful actions necessary to rescind or correct such actions or omissions promptly upon having knowledge thereof and specifically agrees to be bound by Section 7.03 of the Indenture;

     (b) It will take such action or actions as may be necessary, in the opinion of Bond Counsel, including, without limitation, consenting to the amendment of this Agreement, the Indenture, the Land Use Restriction Agreement, the Note or the Mortgage to comply fully with all applicable rules, rulings, policies, procedures, regulations or other official statements promulgated, proposed or made by the Department of the Treasury or the Internal Revenue Service pertaining to obligations issued under Section 103(b)(4)(A) of the 1954 Code which are necessary in the opinion of Bond Counsel to maintain the exclusion from gross income for federal income tax purposes of interest on the Bonds;

     (c) It will execute and file of record appropriate amendments to the Land Use Restriction Agreement, and assure the recording of such document and take any other steps as are necessary, in the opinion of Bond Counsel, in order to insure that the requirements and restrictions of this Article II will be binding upon all owners of the Development. The Developer hereby covenants to include such requirements and restrictions in any documents transferring any interest in the Development to another to the end that such transferee has notice of, and is bound by such restrictions to the extent and for the period provided therein and to obtain the agreement from any transferee to so abide; and

     (d) It will not, pursuant to an arrangement, formal or informal, purchase the Bonds in an amount related to the amount of the Loan; provided, that the foregoing shall not preclude a purchase of Bonds using moneys provided pursuant to Section 4.09 hereof.

     SECTION 2.07.     MODIFICATION AND TERMINATION OF SPECIAL TAX COVENANTS.
(a) Subsequent to the issuance of the Bonds and prior to their payment in full (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), this Agreement may not be amended, changed, modified, altered or terminated except as permitted in Section 8.04 hereof and this Section 2.07 and by the Indenture. Anything contained in this Agreement or the Indenture to the contrary notwithstanding, the Agency, the Trustee, and the Developer hereby agree to amend this Agreement and, if appropriate, the Indenture and the Land Use Restriction Agreement, to the extent required or permitted, in the opinion of Bond Counsel, in order for interest on the Bonds to remain excludable from gross income for federal income tax purposes under
Section 103(b)(4)(A) of the 1954 Code. The party requesting such amendment shall notify the other party to this Agreement, the Credit Enhancer, the Confirming Bank and the Trustee of the proposed amendment, with a copy of such requested amendment to Bond Counsel, and shall pay all reasonable and necessary fees and expenses incurred with respect to such amendment. After review of such proposed amendment, Bond Counsel shall render to the Trustee an opinion as to the effect of such proposed amendment upon the includability of interest on the Bonds in the income of the recipient thereof for federal income tax purposes.

     (b) The Developer, the Agency and where applicable, the Trustee shall execute, deliver and, if applicable, file of record any and all documents and instruments, including, without limitation, an amendment to the Land Use Restriction Agreement, necessary to effectuate the intent of this Section 2.07, and both the Developer and the Agency hereby appoint the Trustee as their true and lawful attorney-in-fact to execute, deliver and, if applicable, file of record on behalf of the Developer or the Agency, as is applicable, any such document or instrument (in such form as may be approved by Bond Counsel) if either the Developer or the Agency defaults in the performance of its obligation under this subsection (b); provided, however, that the Trustee shall take no action under this subsection (b) without first notifying the Credit Enhancer, the Confirming Bank, the Developer or the Agency, as is applicable, of its intention to take such action and providing the Credit Enhancer, the Confirming Bank, the Developer or the Agency, as is applicable, a reasonable opportunity to comply with the requirements of this Section 2.07.

     (c)  Notwithstanding anything to the contrary contained in this
Section 2.07, the restrictions provided in this Article II and in the Land Use Restriction Agreement regarding the use and operation of the Development shall be terminated in the event of involuntary noncompliance therewith caused by fire, seizure, requisition, foreclosure, transfer of title by deed in lieu of foreclosure to an entity other than the Developer or a "related person" within the meaning of the Code, change in federal law or action of a federal agency after the issuance of the Bonds which prevents the Agency from enforcing the requirements of this Agreement and the Land Use Restriction Agreement, condemnation or similar event (as determined by the Agency), so long as the Bonds are redeemed within sixty days following such involuntary noncompliance (or within a period of time thereafter determined by the Bond Counsel to be reasonable, but in no event beyond the period permitted in Section 4.06 hereof) or amounts received as a consequence of such event are used to provide a project which meets and is subject to the requirements of Section 103(b)(4)(A) of the 1954 Code and of Treasury Regulations promulgated pursuant thereto and in either such event, upon the request of the Developer and at the expense of the Developer, the parties hereto shall execute an appropriate document in recordable form to evidence such automatic termination; provided, however, that the restrictions thereof shall nevertheless apply to the Development, if, at any time during that part of the Qualified Project Period subsequent to any involuntary event as described in this paragraph, the obligor on the acquired purpose obligation (as that phrase is defined in Treasury Regulations) or a related person (as that term is defined in Treasury Regulations) obtains an ownership interest in the Development for tax purposes.

     SECTION 2.08. SALE OF DEVELOPMENT. The Developer shall not, without the prior written consent of the Agency (except as provided in Section 8 of the Land Use Restriction Agreement), voluntarily sell, lease, exchange, transfer, assign, convey or otherwise dispose of all or substantially all of the Development and Developer's principals shall not sell, exchange, assign, convey, transfer or otherwise dispose of all or a controlling interest in the Developer.

                                   ARTICLE III

                     THE BONDS, BOND PROCEEDS, THE INDENTURE

     SECTION 3.01. ISSUANCE OF BONDS. Subject to the satisfaction of and compliance with all of the provisions, covenants and requirements of this Agreement and the Indenture, in order to provide funds for the refunding of the 1985 Bonds, the Agency has caused to be issued and delivered the Bonds to the purchaser or purchasers thereof and has caused moneys to be deposited in the Bond Proceeds Fund under the Indenture.

     SECTION 3.02. BOND PROCEEDS; INVESTMENTS. The proceeds of the Bonds and any earnings from any investments thereof have been deposited, and will be held, invested and reinvested solely for the purposes and expended subject to the limitations contained in the Indenture and in this Agreement.

     SECTION 3.03. INDENTURE APPROVAL AND REQUIREMENTS. The execution of this Agreement shall constitute conclusive evidence of approval of the Indenture by the Developer. Additionally, Developer agrees that whenever the Indenture is executed and by its terms imposes a duty or obligation upon it, such duty or obligation shall be binding upon it to the same extent as if it were an express party to the Indenture, and it hereby agrees to carry out and perform all of its obligations thereunder, and any Event of Default thereunder shall constitute a default under this Agreement.

                                   ARTICLE IV

                       THE LOAN, PREPAYMENTS, ASSIGNMENTS

     SECTION 4.01. LOAN BY AGENCY. (a) The Agency, pursuant to the terms of this Agreement, agrees to loan to the Developer the proceeds in the amount of $48,480,000 received by the Agency from the sale of the Bonds (the "Loan"). (As of December 1, 1993, $48,140,000 of the principal amount of the Loan is outstanding). Upon issuance of the Bonds, the full amount of the Loan hereunder shall be deemed to be advanced to the Developer, shall be deposited under the Indenture and shall be disbursed as provided in the Indenture and no amounts deposited with the Trustee by the Developer and deposited in the Costs of Issuance Account shall be deemed to satisfy any portion of the Developer's obligation to repay the Loan;

     (b) Concurrently with the execution and delivery of the Original Agreement, the Developer shall cause the Mortgage, the Assignment of Rents, the Note, the First Amendment, the Environmental Indemnity and the Credit Enhancement to be executed and be delivered to the Trustee (unless previously executed and delivered). Concurrently with the execution and delivery of this Agreement, the Developer shall cause the Confirmation to be executed and delivered to the Trustee (unless previously executed and delivered);

     (c) Prior to receiving any disbursement from any fund under the Indenture or any disbursement being made on behalf of the Developer, the Developer shall cause the Mortgage, the Assignment of Rents, and the First Amendment, to be recorded in the land records of Hillsborough County, Orange County and Pinellas County, Florida, as applicable, and shall cause recording information with respect thereto to be delivered to the Agency and/or the Trustee, as applicable, and the Developer hereby agrees to carry out and perform all of its obligations under the Note and the Land Use Restriction Agreement;

     (d) Subject to Section 8.10 below, the Developer shall make payments required under this Agreement and be liable therefor in such amounts, and at such times, as shall be sufficient to pay, after applying all amounts otherwise available for making such payments, the principal of, redemption premium, if any, and interest on the Bonds when and as due and payable, whether by stated maturity date, Interest Payment Date, by optional or mandatory redemption or by acceleration, any and all documentary stamp taxes or intangible taxes due and payable in connection with the Loan, the Note and the Mortgage, if any, and all fees and expenses (including reasonable counsel fees) of the Agency, the Originator/ Servicer, the Rebate Analyst, the Remarketing Agent, the Tender Agent, the Credit Enhancer, Bond Counsel and the Trustee provided for herein or in the Indenture together with annual rating agency review fees; and

     (e) The Agency and the Developer have agreed pursuant to the Commitment that the Agency retain a "lending institution," as defined in the Act, for the purpose of initially reviewing and approving the Loan and handling the origination process with respect to the Loan on behalf of the Agency, for which such lending institution shall be paid an annual fee in an amount equal to .035% of the outstanding principal balance of the Loan. The Agency has retained the Originator/Servicer for that purpose.

     SECTION 4.02. LOAN PAYMENTS. (a) Except as otherwise provided herein, the Developer covenants and agrees to make payments in respect of the Loan, including accrued interest, directly to the Trustee for deposit to the Revenue Fund in amounts sufficient to pay all amounts becoming due hereunder and under the Indenture on any Interest Payment Date or other date on which any amounts are due whether by acceleration, redemption or maturity, such payments to be made by or on behalf of the Developer by 2:00 p.m., New York, New York time on such Interest Payment Dates or other dates on which any such amounts are due.

     (b) The Developer shall be deemed to have satisfied its obligations hereunder and under the Note when corresponding amounts are paid pursuant to a drawing by the Trustee under the Credit Enhancement or the Confirmation.

     (c) The Developer agrees that, if applicable, upon any date of calculation of the Rebate Amount for any period, if the sum of the amounts on deposit in the Rebate Fund (plus any payments made to the United States, if moneys representing any portion of the Rebate Amount for such period have been paid to the United States under Section 5.09 of the Indenture) does not equal or exceed the Rebate Amount, the Developer will deposit in the Rebate Fund moneys sufficient to cause the amounts on deposit in the Rebate Fund, plus any investment earnings on deposit in the various funds and accounts created under the Indenture (plus amounts paid to the United States with respect to the Rebate Amount for such period) to equal the Rebate Amount, such Developer deposit to be made on or before the Business Day identified in the notice of any such deficiency delivered to the Developer.

     (d) The Developer agrees to pay, in addition to the amounts payable under the Note, on the date such amounts are due hereunder or under the Indenture, (i) to the Originator/Servicer, the Originator/Servicer's Fee, (ii) to the Rebate Analyst, the Rebate Analyst's Fees, (iii) the fees of the Tender Agent and the Remarketing Agent, (iv) the annual fees of any rating agency whose rating on the Bonds is then in effect, and (v) to the Trustee for the account of the Agency, the Agency's Fee (which includes the Trustee's Fee, the Rebate Analyst's Fee and Audit Expense),

Trustee's Expenses and costs of issuance, for such actions as may be reasonable and as may be required to effectuate the purposes of, and to fulfill the duties and obligations of the Agency set forth in the Loan documents and the Indenture. Any amounts required to be paid under this Section 4.02(d) that are not paid on the date when due shall bear interest at the rate of eighteen percent (18%) per annum from the due date thereof until the date paid in full, and a late fee equal to five percent (5%) of any fees, costs and expenses not paid on the due date thereof as reimbursement for the estimated costs and expenses incurred as a result of such late payment and not as a penalty.

     (e) The obligation of the Developer to make the Loan payments required to be made hereunder (including payments due by reason of acceleration of the Developer's obligations hereunder pursuant to Article VII hereof), shall be absolute and unconditional, and shall not be subject to abatement, diminution, postponement or deduction, or to any defense other than payment or to any right of set-off, counterclaim or recoupment arising out of any breach under this Agreement, the Indenture, the Credit Enhancement, the Confirmation or otherwise by the Agency, the Credit Enhancer, the Confirming Bank, the Trustee, any owner of Bonds or any other person, or out of any obligation or liability at any time owing to the Developer by any of the foregoing. Nothing herein contained, however, shall be interpreted to abridge the right of the Developer to seek judicial remedy for any breach of covenant or contract in a separate legal proceeding; provided, that all of the foregoing shall be subject to Section 8.10 hereof.

     (f) It is understood and agreed that the Credit Enhancement in place as of the Closing Date is a direct-pay letter of credit and will be drawn upon by the Trustee in accordance with its terms, each time a payment of principal or interest or both (but excluding any premium) is due on the Bonds, whether in the normal course or upon acceleration, redemption or maturity, including draws on the Credit Enhancement to the extent necessary for the payment of the Purchase Price due on any Bond presented for purchase pursuant to the Indenture; provided, however, that the Credit Enhancer's obligation to pay under the Credit Enhancement is an independent and separate obligation, even though payment thereunder shall be in satisfaction of the Developer's obligation hereunder and under the Note.

     (g) It is further understood that the Confirmation in place as of the date of execution and delivery of this Agreement will be drawn upon by the Trustee in accordance with its terms upon the wrongful failure or refusal by the Credit Enhancer to honor its obligations under the Credit Enhancement; provided, however, that the obligation of the Confirming Bank to pay under the Confirmation is an independent and separate obligation, even though payment thereunder shall be in satisfaction of the Developer's obligation hereunder and under the Note.

     SECTION 4.03. CREDITS ON LOAN. Notwithstanding any provision contained in this Agreement or in the Indenture to the contrary the principal amount of Bonds purchased by or on behalf of the Developer and delivered to the Trustee and cancelled, shall be credited against the obligation of the Developer to pay the principal of the Loan corresponding to the aggregate principal amount of the Bonds delivered to the Trustee and cancelled. In the event that any of the Bonds shall be redeemed pursuant to Section 4.02 of the Indenture, the aggregate principal amount of the Bonds so redeemed shall be credited against the obligation of the Developer to pay the principal of the Loan corresponding to the aggregate principal amount of the Bonds so redeemed.

     SECTION 4.04. PREPAYMENT GENERALLY. No prepayment of the Loan may be made except to the extent and in the manner expressly permitted by this Agreement. Upon receipt of written notice from the Developer that a deposit is being made by or on behalf of the Developer for the purpose of prepaying the Loan and thereby effecting the redemption of the Bonds, the Trustee shall take such steps as may be required under the Indenture to accomplish the redemption of the Bonds under the redemption provisions of the Indenture.

     The Developer shall cause written notice to be given to the Trustee of its election to prepay all or a portion of the Loan pursuant to Section 4.05 or 4.06 hereof not less than 40 days prior to the date on which such prepayment is to occur, and the Developer shall be obligated to make such prepayment after any notice of redemption of Bonds on the applicable redemption date or such earlier date as may be provided for herein with respect to such prepayment has been given by the Trustee.

     SECTION 4.05. OPTIONAL PREPAYMENT OF LOAN. (a) During any Floating Rate Period, upon election by the Developer the Developer shall have the option to prepay the outstanding principal balance due on the Loan in whole or in part (in any amount or amounts equivalent to Authorized Denomination or Authorized Denominations), without any prepayment premium or penalty, by 3:00 p.m., New York, New York time on any Interest Payment Date, upon at least 40 days' advance written notice to the Agency, the Trustee, the Credit Enhancer, the Confirming Bank, the Remarketing Agent and the Tender Agent and upon written consent of the Credit Enhancer and the Confirming Bank. The Trustee is not required to give notice of a redemption of Bonds resulting from such prepayment unless the amount required for such redemption is first on deposit with the Trustee from the Developer.

     (b) During any Fixed Rate Period and during the applicable Redemption Period as set forth below, upon election by the Developer the Developer shall have the option to prepay the outstanding principal balance of the Loan in whole at any time or in part on or prior to an Interest Payment Date (in any integral multiple of

$5,000) from Available Moneys, at the respective prepayment prices set forth hereinafter, upon at least 40 days' advance written notice to the Agency, the Credit Enhancer, the Confirming Bank and the Trustee and upon written consent of the Credit Enhancer and the Confirming Bank.

          (i) If the Redemption Period is four years or longer, the Loan shall be prepaid in whole or in part at the respective prepayment prices set forth in the table below (expressed as percentages of the principal amount of the Loan so pre paid), for Bond redemptions occurring during the respective periods set forth in the table below, measured from the Interest Payment Date on which such Redemption Period begins:

     Redemption Date Prepayment                                  Price
     ----------------------------------------               ---------------
     During 1st year of Redemption Period                        102%
     During 2nd year of Redemption Period                        101%
     During 3rd year of Redemption Period
          and thereafter                                         100%

          (ii) If the Redemption Period is at least two years but less than four years, the Loan shall be prepaid in whole or in part at the respective prepayment prices set forth in the table below (expressed as percentages of the principal amount of the Note so prepaid), for Bond redemptions occurring during the respective periods set forth in the table below, measured from the Interest Payment Date on which such Redemption Period begins:

                                                              Prepayment
     Redemption Date Prepayment                                  Price
     ----------------------------------------               ---------------
     During 1st year of Redemption Period                        101%
     During 2nd year of Redemption Period and thereafter         100%

          (iii) If the Redemption Period is less than two years, the Loan may be prepaid in whole or in part price of 100% of the principal amount of the Note so prepaid.

     (d) Notwithstanding the foregoing, the Developer may not prepay a portion of the outstanding principal balance of the Loan in any amount that would result, following redemption of Bonds as a result of such prepayment, in Bonds being outstanding in other than Authorized Denominations.

     (e) All prepayments under this Section, including principal, premium, if any, and interest to the date of redemption shall be due and payable by no later than 2:00 p.m., New York, New York time on the date fixed for redemption of the Bonds pursuant to Section 4.01 of the Indenture, which date shall be communicated in writing by the Trustee to the Agency, the Developer and the Credit Enhancer.

     (f) If the Developer prepays the Loan in part pursuant to this Section, the principal balance of the Loan shall be reduced in the amount of such prepayment; provided, however, that no such reduction in interest payable on the Loan shall occur until after the date of the Bond redemption resulting from such prepayment.

     Notwithstanding anything to the contrary in this Section, if optional prepayment of the Loan pursuant to this Section in the amount and on the date specified above would result in the payment of an amount of interest on the Loan (including interest on the Loan as provided therein together with any other costs or considerations that constitute interest under applicable law which are contracted for, charged, received, reserved or taken pursuant to the Mortgage Loan Documents) in excess of the maximum amount which, when spread, to the maximum extent permitted by law, over the term of the Loan, would cause the rate of interest on the Loan to exceed the Highest Lawful Rate, then, notwithstanding the foregoing, the provisions of Section 4.11 of this Agreement regarding cancellation of excess interest shall apply.

     SECTION 4.06. EXTRAORDINARY OPTIONAL PREPAYMENT. The Loan is subject to extraordinary optional prepayment, and the Developer shall have the right to prepay the same, as a whole or in part with respect to paragraph (a), (b) or (d) hereof, upon the occurrence of any of the following events, with respect to one or more of the Developments, at a prepayment price if as a whole, equal to the principal amount of the Loan then outstanding prepaid, plus accrued interest to the date fixed for such redemption and without premium from such prepayment, and if in part, at a prepayment price including accrued interest to the date fixed for redemption equal to the Insurance Proceeds or the proceeds of any Condemnation Award delivered in Available Moneys to the Trustee by 2:00 p.m., New York, New York time on the date fixed for such redemption if:

     (a) Any one or more of the Developments is so demolished, destroyed or damaged that, in the judgment of the Developer it cannot be restored or rebuilt with available funds to a profitable condition within a reasonable period of time;

     (b) If all of any one or more of the Developments shall have been taken under the exercise or threatened exercise of the power of eminent domain by any governmental authority or so much of such Development is taken or such Development is so diminished in value that the remainder thereof cannot, in the judgment of the Developer as certified to the Trustee by the Developer in writing, continue to be operated profitably for the purpose for which it was being used immediately prior to such taking or diminution;

     (c) As a result of any changes in the Constitution of the State or the Constitution of the United States of America or of legislative or administrative action (whether State, federal or local), this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as evidenced herein, or, as a result of such changes, it is the opinion of the Developer and is certified to the Trustee by the Developer in writing, that unreasonable burdens or excessive liabilities have been or will be imposed on the Developer with respect to any one or more of the Developments, including without limitation federal, State, local or other ad valorem, property, income or other taxes, fees or other restrictions not being imposed on the date of this Agreement; or

     (d) If Insurance Proceeds or proceeds of any Condemnation Award with respect to any one or more of the Developments are not applied to restoration of such Development in accordance with the provisions of the Mortgage.

The Developer may exercise the option reserved in this Section only within six months following the date that a condition has occurred which gives rise to a right of prepayment under this Section.

     SECTION 4.07. EVENT OF DETERMINATION OF TAXABILITY. Upon the occurrence of a Determination of Taxability the Loan is not subject to mandatory prepayment as a whole, and the Developer shall not be required to prepay the Loan as a whole by paying the entire unpaid principal balance of the Loan and the unpaid, accrued interest thereon to the date of prepayment. In such event, the Bonds shall be subject to an adjustment in the rate of interest in accordance with the provisions of Section 3.06 of the Indenture.

     SECTION 4.08. SUBSTITUTION: EXTRAORDINARY PREPAYMENT OF LOAN. (a) Within thirty (30) days after any of the events set forth in Section 7.01(e) or
(f) hereof have occurred and are continuing the Developer shall cause Alternate Security to be provided to the Trustee in the manner and subject to the requirements of Section 4.13 hereof.

     (b) If the Developer does not provide Alternate Security within the time prescribed hereby, the Developer shall be required to prepay the Loan as a whole to cause redemption of Bonds at a redemption price equal to the principal amount of the Bonds so redeemed, plus interest accrued on the principal amount of such Bonds to the date fixed for redemption of Bonds from such prepayment. In such event, the Bonds shall be called for redemption on such date as shall be selected by the Trustee, after consultation with the Developer, but in no event later than sixty (60) days following the failure to provide Alternate Security, and the Developer shall cause sufficient moneys to be on deposit with the Trustee by 2:00 p.m., New York, New York time at least two Business Days prior to such date.

     SECTION 4.09.     REMARKETING OF BONDS AND PAYMENT OF PURCHASE PRICE.

     (a) In addition to its obligation to repay the Loan and its other obligations under this Agreement, the Developer agrees and acknowledges that it is obligated to provide by no later than 4:30 p.m., New York, New York time, on each Purchase Date, for the payment of the Purchase Price for purchase or redemption of Bonds tendered or deemed tendered for purchase or redemption under the Indenture on such Purchase Date. The Developer agrees to cause sufficient moneys to be provided for the payment of the Purchase Price for purchase or redemption of all Bonds so tendered, to the extent that proceeds of the remarketing of such Bonds pursuant to the Remarketing Agreement are insufficient to pay the Purchase Price of such Bonds on each Purchase Date or in the event that Bonds are required to be redeemed on such Purchase Date pursuant to the Indenture. Bonds purchased pursuant to a draw under the Credit Enhancement shall be Pledged Bonds registered in the name of the Developer and held by the Credit Enhancer or its designee pursuant to the Pledge Agreement. Bonds purchased pursuant to a draw under the Confirmation shall be Confirming Bank Pledged Bonds registered in the name of the Developer and held by the Confirming Bank or its designee pursuant to the Pledge Agreement.

     (b) The Developer further agrees that, in the event that the Remarketing Agent shall resign or be removed, shall be dissolved or shall be in the course of dissolution or liquidation or otherwise shall become incapable of acting as Remarketing Agent as required by the Indenture and the Remarketing Agreement, or in the event that the Remarketing Agent shall be taken under the control of any public officer or officers or of a receiver appointed by a court, the Credit Enhancer and the Confirming Bank, or the Developer with the consent of the Credit Enhancer and the Confirming Bank, promptly will appoint a successor Remarketing Agent in accordance with Section 10.20 of the Indenture and the Developer will enter into a Remarketing Agreement under which the Remarketing Agent will be obligated to perform the duties of the Remarketing Agent as contemplated in the Indenture for a fee no greater than what is then prevailing in the marketplace, to accomplish such succession.

     (c) The Developer also agrees that, in the event that the Tender Agent shall resign or be removed, shall be dissolved or shall be in the course of dissolution or liquidation or otherwise shall become incapable of acting as Tender Agent as required by the Indenture, or in the event that the Tender Agent shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, the Credit Enhancer and the Confirming Bank, or the Developer with the consent of the Credit Enhancer and the Confirming Bank, promptly will appoint a successor Tender Agent in accordance with Section 10.21 of the Indenture.

     (d) The Developer also agrees to pay the Remarketing Agent's fees and to pay costs of the Agency, the Trustee and the Remarketing Agent to comply with regulations imposed by law or regulations (including SEC. Rule 15c2-12) in connection with a remarketing.

     SECTION 4.10. MANDATORY PREPAYMENT OF THE LOAN. (a) If the Expiration Date is prior to the maturity date of the Bonds, the Developer shall be required to prepay and shall prepay the outstanding principal balance of the Loan in whole, without prepayment premium or penalty, plus accrued interest, if any, by no later than 1:30 p.m., New York, New York time, on the Expiration Date, unless the Developer has caused to be furnished to the Trustee, at least 35 calendar days prior to the Expiration Date, either:

          (i) (A) evidence provided to the Trustee and the Agency that the Credit Enhancement has been amended to provide that the Credit Enhancement shall be in full force and effect to unconditionally and irrevocably guarantee all principal and interest obligations of the Developer that become due and payable under the Agreement and has a new Expiration Date that is (1) if the Bonds are to be bearing interest at the Floating Rate as of the day following the previously applicable Expiration Date, at least one year later than the previously applicable Expiration Date, or the maturity date of the Bonds, if earlier, or (2) if the Bonds are to bear interest at a Fixed Rate as of the day following the previously applicable Expiration Date, no earlier than the end of the Fixed Rate Period in effect as of the day following the previously applicable Expiration Date, and (B) a legal opinion in the form required by Section 4.13(b)(iii) hereof; or

          (ii) (A) Alternate Security that will be in full force and effect on such Expiration Date and that itself has and Expiration Date that is (1) if the Bonds are to be bearing interest at the Floating Rate as of the day following the previously applicable Expiration Date, at least one year later than the previously applicable Expiration Date, or the maturity date of the Bonds, if earlier, or (2) if the Bonds are to bear interest at a Fixed Rate as of the day following the previously applicable Expiration Date, no earlier than the end of the Fixed Rate Period in effect as of the day following the previously applicable Expiration Date, and (B) each of the other items required to be furnished under Section 4.13(b) hereof in connection with the substitution of Alternate Security for the Credit Enhancement.

     (b) The Developer shall be required to prepay and shall pre pay the outstanding principal balance of the Loan in whole, without prepayment premium, plus accrued interest, by no later than 4:30 p.m., New York, New York time on any Conversion Date, in the event that there is not on deposit in the Purchase Fund, prior to 10:00 a.m., New York, New York time on such Conversion Date, Available

Moneys in an amount sufficient to pay the Purchase Price of all Bonds tendered or deemed tendered for purchase or redemption on such Conversion Date.

     (c) The Developer shall be required to prepay and shall prepay the outstanding principal balance of the Loan in whole, plus accrued interest, if any, by 4:30 p.m., New York, New York time, on the earliest date for which notice required by Section 4.15 of the Indenture can be given, following the occurrence of an event of default under the Reimbursement Agreement and notice of the occurrence of such event of default from the Credit Enhancer to the Trustee directing the Trustee to redeem the Bonds in whole pursuant to Section 4.02(d) of the Indenture.

     Prepayment pursuant to this Section shall be due and payable by no later than 4:30 p.m., New York, New York time, on the date fixed by the Trustee for the redemption of Bonds pursuant to Section 4.02(b) of the Indenture, which date shall be communicated in writing by the Trustee to the Agency, the Developer, the Credit Enhancer and the Confirming Bank.

     SECTION 4.11. MAXIMUM INTEREST. Notwithstanding any provision of the Mortgage Loan Documents to the contrary, it is hereby agreed by and between the Agency and the Developer that in no event (including without limitation the acceleration of the Loan or the mandatory prepayment of the Loan pursuant to the Mortgage Loan Documents) shall the amount of interest contracted for, charged, received, reserved or taken in connection with the Loan (including interest on the Loan together with any other costs or considerations that constitute interest under applicable law which are contracted for, charged, received, reserved or taken pursuant to the Mortgage Loan Documents) ("Interest"), cause the rate of interest on the Loan to exceed the Highest Lawful Rate. For purposes of this Section, to the maximum extent permitted by law, Interest shall be: (i) spread over the term of the Loan; (ii) if appropriate, characterized as a premium for the privilege of making an optional prepayment of the Loan; and
(iii) computed after giving effect to the provisions of any other Mortgage Loan Document that require the cancellation or refunding of Interest. Excess Interest, if any (after the application of the foregoing provisions), provided for in the Mortgage Loan Documents shall be cancelled automatically as of the date of such acceleration or mandatory prepayment or, if theretofore paid, shall be credited on the principal of the Loan or if the principal of the Loan has been paid in full, refunded to the Developer. The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, by the Agency, the Developer, the Credit Enhancer, the Trustee and the holders of the Bonds.

     SECTION 4.12. ASSIGNMENTS TO TRUSTEE. All right, title and interest of the Agency in and to this Agreement (excepting the amounts payable to the Agency for its own purposes pursuant to

Sections 4.01(d), 4.02(c), 4.02(d), 7.05 and the rights of the Agency to indemnification under Article VI hereof) are to be pledged and assigned by the Agency to the Trustee as security for the Bonds under and pursuant to the Indenture. The Developer consents to such pledge and assignment. The Agency directs the Developer, and the Developer agrees, to pay or cause to be paid to the Trustee at its principal corporate trust office all payments on the Loan pursuant to this Agreement.

     SECTION 4.13. OPTIONAL SUBSTITUTION OF ALTERNATE SECURITY. At any time and from time to time during the term of this Agreement, the Developer, at its election and subject to satisfaction of the requirements of this Section, may provide for the delivery, in substitution for the Credit Enhancement or Alternate Security in effect from time to time, of new Alternate Security that meets the requirements of this Section. The Developer shall give written notice of intent to substitute Alternate Security to the Remarketing Agent, the Confirming Bank and the Trustee at least twenty (20) days prior to the date scheduled for the substitution of Alternate Security.

     (a) Any Alternate Security shall constitute an irrevocable obligation of the obligor thereon (i) to pay to the Trustee, upon proper demand, an amount equal to any amounts of principal of and interest on the Bonds that are then due and owing and unpaid under the Mortgage Loan Documents, and to make such payment by not later than the time and date necessary to assure the timely payment of the principal of, and interest on or the Purchase Price of the Bonds, or (ii) to fully secure otherwise payment in an amount equal to the principal amount of the Bonds outstanding from time to time plus, during any Floating Rate Period, the number of days' interest on the Bonds then outstanding required by the rating agency then rating the Bonds, to maintain the rating on the Bonds, computed at a rate of interest per annum sufficient to pay interest on the Bonds as it becomes due and, during any Fixed Rate Period, the number of days' interest on the Bonds then outstanding required by the rating agency then rating the Bonds, to maintain the rating on the Bonds, computed at the Fixed Rate in effect during such Fixed Rate Period, all as necessary to assure the timely payment of the principal of, and interest on the Bonds and the Purchase Price thereof. Any Alternate Security substituted hereunder shall have a term of at least one year and, during a Fixed Rate Period, shall have a term at least as long as the Credit Enhancement or Alternate Security for which it is being substituted.

     (b) As a condition to acceptance by the Trustee of the substitution of Alternate Security hereunder on other than a Substitution Date or a Conversion Date, the Developer shall cause to be delivered to the Trustee, concurrently with the delivery of any Alternate Security, the following:

          (i) if at the time of such substitution no default has occurred and is continuing under the Credit Enhancement or existing Alternate Security, the written approval of the provider thereof of the substitution hereunder of a new Alternate Security,

          (ii) during a Floating Rate Period, written acknowledgment from the Trustee that Bondholders were notified of the pending substitution of Alternate Security no later than fourteen days prior to the date scheduled for substitution,

          (iii) an opinion of counsel acceptable to the Agency, addressed to the Trustee and the Agency, stating, among other things, that such Alternate Security constitutes a legal, valid and binding obligation of the obligor thereon, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors and by general principles of equity that permit the exercise of judicial discretion and by laws, rulings and judgments applicable to the provider of Alternate Security including authorities governing the effect given to foreign judgments in such obligor's jurisdiction and to the extent that the enforceability of indemnification and contribution provisions to which such Alternate Security relates may be limited, in whole or in part, by applicable securities laws or public policy, and addressing such other matters as the Agency and the Trustee may reasonably require,

          (iv) an opinion of Bond Counsel to the effect that substitution of such Alternate Security is permitted under the Indenture and this Agreement and will not adversely affect the excludability of interest on the Bonds from gross income of the holders of the Bonds for federal income tax purposes,

          (v) written evidence from Moody's, if Moody's then rates the Bonds, and S&P, if S&P then rates the Bonds, that each such agency has reviewed such Alternate Security and that its substitution will not, of itself, result in a withdrawal of or a reduction of its rating of the Bonds from that which is then in effect,

          (vi) an opinion of counsel acceptable to the Agency addressed to the Agency and the Trustee, to the effect that the substitution of such Alternate Security will not subject the Bonds and/or the Alternate Security to the registration requirements of the Securities Act of 1933, as amended, or the Indenture to qualification under the Trust Indenture Act of 1939, as amended, or, in the alternative, that the Bonds and/or such Alternate Security, as the case may be, have been registered pursuant to the Securities Act of 1933, as amended, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended,

          (vii) an amount sufficient to pay all costs incurred by the Trustee and the Agency in connection with the substitution of such Alternate Security, including, without limitation, the fees and expenses of their respective counsel,

          (viii) written acknowledgment from the provider of Alternate Security that the Alternate Security has been duly executed, will be in full force and effect from the date of its substitution for the Credit Enhancement or other Alternate Security and has been duly authorized by all necessary action of such provider.

     (c) As a condition to acceptance by the Trustee of the substitution of Alternate Security hereunder on a Substitution Date or a Conversion Date:

          (i)    the Developer shall cause to be delivered to the Trustee:

                 (A) a notice specifying the Substitution Date or Conversion Date, which shall be a date not earlier than twenty (20) days from the date of such notice, unless the Substitution Date or Conversion Date shall also be an Expiration Date, in which case the Substitution Date or Conversion Date shall be a date not earlier than thirty-five days from the date of such notice, and

                 (B) if the securities rating agency or agencies are to remain the same, written evidence from each securities rating agency that has in effect a current rating on the Bonds of the long-term and short-term ratings to be assigned to the Bonds upon the substitution of the Alternate Security, or

                 (C) if a different securities rating agency from the securities rating agency or agencies currently rating the Bonds is to rate the Bonds on and after the Substitution Date or Conversion Date, written evidence from said agency of the rating to be assigned to the Bonds; and

          (ii) the Developer shall cause to be delivered to the Trustee concurrently with the delivery of the Alternate Security the following:

                 (A) if at the time of such substitution the provider of the Credit Enhancement or existing Alternate Security is not in default or the substitution is to occur in conjunction with the Expiration Date, the written approval of such provider of the substitution hereunder of such Alternate Security,

                 (B) an opinion of counsel acceptable to the Agency, addressed to the Trustee and the Agency, stating, among other things, that such Alternate Security constitutes a legal, valid and binding obligation of the obligor thereon, enforceable in accordance with its terms, except to the extent of customary exceptions, including, without limitation, that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors as such laws may be applied in the event of the bankruptcy, insolvency, reorganization or similar proceeding of or moratorium applicable to such obligor and by general principles of equity that permit the exercise of judicial discretion and by laws, rulings and judgments applicable to the provider of Alternate Security including authorities governing the effect given to foreign judgments in such obligor's jurisdiction and to the extent that the enforceability of indemnification and contribution provisions to which such Alternate Security relates may be limited, in whole or in part, by applicable securities laws or public policy, and addressing such other matters as the Trustee and the Agency may reasonably require,

                 (C) an opinion of Bond Counsel to the effect that substitution of such Alternate Security is permitted under the Indenture and this Agreement and will not adversely affect the excludability of interest on the Bonds from gross income of the holders of the Bonds for federal income tax purposes,

                 (D) an opinion of counsel acceptable to the Agency addressed to the Agency and the Trustee, to the effect that the substitution of such Alternate Security will not subject the Bonds or such Alternate Security to the registration requirements of the Securities Act of 1933, as amended, or the Indenture to qualification under the Trust Indenture Act of 1939, as amended, or, in the alternative, that the Bonds and/or such Alternate Security, as the case may be, have been registered pursuant to the Securities Act of 1933, as amended, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended,

                 (E) an amount sufficient to pay all costs incurred by the Trustee and the Agency in connection with the substitution of such Alternate Security, including, without limitation, the fees and expenses of its counsel, and

                 (F) written acknowledgment from the provider of Alternate Security that the Alternate Security has been duly executed, will be in full force and effect from the date of its substitution for the Credit Enhancement or other Alternate Security and has been duly authorized by all necessary action of such provider.

     (d) The substitution of Alternate Security under this Section shall not prevent a redemption of Bonds on the Expiration Date pursuant to Section 4.02(a) of the Indenture unless made by no later than the date required by such Section.

     SECTION 4.13A. CONFIRMATION. The Confirmation, if one is provided, shall be an irrevocable obligation of the Confirming Bank to the Trustee to pay to the Trustee upon request made with respect to the Bonds and in accordance with the terms hereof, the amounts described in this Section.

     (a) Prior to the Fixed Rate Conversion Date, any Confirmation shall be in a stated amount at least equal to (i) an amount equal to the aggregate principal amount of the Outstanding Bonds sufficient (1) to pay the principal amount of the Bonds when due at maturity or upon redemption or acceleration or (2) to pay the principal portion of the purchase price of Bonds tendered for purchase pursuant to the Indenture to the extent remarketing proceeds are not available for such purpose, plus (ii) an amount equal to thirty seven (37) days' interest accrued on the Bonds at the Maximum Rate then in effect (1) to pay interest on the Bonds when due or (2) to pay the accrued interest portion of the purchase price of the Bonds tendered for purchase pursuant to the Indenture to the extent remarketing proceeds are not available for such purpose.

     (b) On and after a Fixed Rate Conversion Date, any Confirmation shall be effective on the Fixed Rate Conversion Date and shall be in a stated amount at least equal to (i) an amount sufficient to pay the principal amount of, and premium, if any, on the Outstanding Bonds when due whether at stated maturity or upon redemption or acceleration, plus (ii) an amount equal to 225 days' interest on the Outstanding Bonds at the Fixed Rate to pay interest accrued on the Bonds at the Fixed Rate on or prior to the expiration date of such Fixed Rate Confirmation.

     (c) Each Confirmation delivered while the Bonds bear interest at a Floating Rate shall have a term of not less than one year and each Confirmation delivered while the Bonds bear interest at a Fixed Rate shall have a term of not less than the then current Credit Enhancement. In no event will the Trustee be entitled to draw on the Confirmation with respect to payment of principal, purchase price or redemption price of or interest on Pledged Bonds or Confirming Bank Pledged Bonds. The Confirmation may provide that the Confirming Bank's obligation under the Confirmation will be reduced to the extent of any drawing thereunder, subject to reinstatement to the extent described therein.

     (d) The Trustee shall draw under the Confirmation in accordance with the terms thereof and the provisions of the Indenture to the extent necessary to make timely payments of principal amount or redemption price of and interest on the Bonds required to be made from the Interest Fund and the Principal Fund, including payment of principal and of interest to the date of a declaration of acceleration upon declaration of acceleration of the Bonds. The proceeds of all such drawings shall be deposited in the Confirmation Interest Account of the Interest Fund or in the Confirmation Principal Account of the Principal Fund as appropriate pursuant to the Indenture and applied to such payments of principal amount, redemption price of and interest on the Bonds.

     (e) In addition, the Trustee shall draw moneys under the Confirmation in accordance with the terms thereof to the extent necessary to make timely payments of purchase price required to be made pursuant to and in accordance with Article IV of the Indenture.

     (f) It is understood and agreed that when drawing amounts under the Confirmation the Trustee is not acting as an agent of the Agency but rather on behalf of the Bondholders.

     (g) In each case that Bonds are redeemed or deemed to have been paid pursuant to the Indenture, the Trustee shall take such action as may be permitted under the Confirmation to reduce the amount available thereunder to the amount required by the application of this Section.

     (h) The Confirming Bank may at its option and so long as the Credit Enhancer adjusts the maximum rate in respect of the Credit Enhancement at the same time and to the same extent, at any time prior to the Fixed Rate Conversion Date, adjust the maximum rate (but not to a rate less than the lower of [12%] per annum or the then current maximum rate in effect with respect to the Credit Enhancement) upon delivery of the following items to the persons indicated not less than five (5) days prior to the effective date of such adjustment:

          (i) to the Trustee (1) a certificate of an authorized officer of the Confirming Bank setting forth the new maximum rate and stating the effective date of such new maximum rate, (2) an opinion of counsel for the Confirming Bank stating that the substitute Confirmation constitutes a legal, valid and binding obligation of the Bank in accordance with its terms, (3) an opinion of counsel stating that the new maximum rate does not exceed the Highest Lawful Rate, (4) an opinion of counsel stating that all governmental approvals as required by law have been obtained and (5) an opinion of Bond Counsel to the effect that such adjustment will not cause the interest on the Bonds to be includable in gross income for federal income tax purposes;

          (ii) to the Remarketing Agent and the Developer, a copy of the certificate described in paragraph (i)(1) above bearing the written acknowledgement of receipt by the Trustee; and

          (iii) to the Trustee, a substitute Confirmation in the same form, dated the date of such substitution, for an amount determined in accordance with the Indenture using the new maximum rate, but otherwise having terms identical to the then outstanding Confirmation.

     The Trustee shall surrender to the Confirming Bank the Confirmation for which it has received a substitute promptly upon compliance by the Confirming Bank with the provisions of this subsection.

     (i) The Confirming Bank, so long as it honors its obligations under the Confirmation, shall be subrogated to the rights of any owner whose Bond is paid or purchased with proceeds paid by the Confirming Bank under the Confirmation to the extent of the amount received by such owner plus interest thereon from the date of such payment or purchase.

     SECTION 4.13B. OPTIONAL SUBSTITUTION OF ALTERNATE CONFIRMATION. At any time and from time to time during the term of this Agreement, the Developer, at its election and subject to satisfaction of the requirements of this Section, may provide for the delivery, in substitution for the Confirmation in effect from time to time, of a new Alternate Confirmation that meets the requirements of this Section. The Developer shall give written notice of intent to substitute an Alternate Confirmation to the Remarketing Agent, the Confirming Bank, the Credit Enhancer and the Trustee at least twenty (20) days prior to the date scheduled for the substitution of an Alternate Confirmation.

     (a) Any Alternate Confirmation shall constitute an irrevocable obligation of the obligor thereon (i) to pay to the Trustee, upon proper demand, an amount equal to any amounts of principal of and interest on the Bonds that are then due and owing and unpaid under the Mortgage Loan Documents, and to make such payment by not later than the time and date necessary to assure the timely payment of the principal of, and interest on or the Purchase Price of the Bonds, or (ii) to fully secure otherwise payment in an amount equal to the principal amount of the Bonds Outstanding from time to time plus, during any Floating Rate Period, the number of days' interest on the Bonds then Outstanding required by the rating agency then rating the Bonds, to maintain the rating on the Bonds, computed at a rate of interest per annum sufficient to pay interest on the Bonds as it becomes due and, during any Fixed Rate Period, the number of days' interest on the Bonds then outstanding required by the rating agency then rating the Bonds, to maintain the rating on the Bonds, computed at the Fixed Rate in effect during such Fixed Rate Period, all as necessary to assure the timely payment of the principal of and interest on the Bonds and the Purchase Price thereof. Any Alternate Confirmation substituted hereunder shall have a term of at least one year and, during a Fixed Rate Period, shall have a term at least as long as the Confirmation for which it is being substituted.

     (b) As a condition to acceptance by the Trustee of the substitution of an Alternate Confirmation hereunder on other than a Substitution Date or a Conversion Date, the Developer shall cause to be delivered to the Trustee, concurrently with the delivery of any Alternate Confirmation, the following:

          (i) if at the time of such substitution no default has occurred and is continuing under the existing Confirmation, the written approval of the provider thereof of the substitution hereunder of a new Alternate Confirmation,

          (ii) during a Floating Rate Period, written acknowledgment from the Trustee that Bondholders were notified of the pending substitution of an Alternate Confirmation no later than fourteen days prior to the date scheduled for substitution,

          (iii) an opinion of counsel acceptable to the Agency, addressed to the Trustee and the Agency, stating, among other things, that such Alternate Confirmation constitutes a legal, valid and binding obligation of the obligor thereon, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors and by general principles of equity that permit the exercise of judicial discretion and by laws, rulings and judgments applicable to the provider of such Alternate Confirmation including authorities governing the effect given to foreign judgments in such obligor's jurisdiction and to the extent that the enforceability of indemnification and contribution provisions to which such Alternate Confirmation relates may be limited, in whole or in part, by applicable securities laws or public policy, and addressing such other matters as the Agency and the Trustee may reasonably require,

          (iv) an opinion of Bond Counsel to the effect that substitution of such Alternate Confirmation is permitted under the Indenture and this Agreement and will not adversely affect the excludability of interest on the Bonds from gross income of the holders of the Bonds for federal income tax purposes,

          (v) written evidence from Moody's, if Moody's then rates the Bonds, or S&P, if S&P then rates the Bonds, that each such agency has reviewed such Alternate Confirmation and that its substitution will not, of itself, result in a withdrawal of or a reduction of its rating of the Bonds from that which is then in effect,

          (vi) an opinion of counsel acceptable to the Agency addressed to the Agency and the Trustee, to the effect that the substitution of such Alternate Confirmation will not subject the Bonds and/or the Alternate Confirmation to the registration requirements of the Securities Act of 1933, as amended, or the Indenture to qualification under the Trust Indenture Act of 1939, as amended, or, in the alternative, that the Bonds and/or such Alternate Confirmation, as the case may be, have been registered pursuant to the Securities Act of 1933, as amended, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended,

          (vii) an amount sufficient to pay all costs incurred by the Trustee and the Agency in connection with the substitution of such Alternate Confirmation, including, without limitation, the fees and expenses of their respective counsel, and

          (viii) written acknowledgment from the provider of the Alternate Confirmation that the Alternate Confirmation has been duly executed, will be in full force and effect from the date of its substitution for the existing Confirmation and has been duly authorized by all necessary action of such provider.

     (c) As a condition to acceptance by the Trustee of the substitution of an Alternate Confirmation hereunder on a Substitution Date or a Conversion Date:

          (i)    the Developer shall cause to be delivered to the Trustee:

                 (A) a notice specifying the Substitution Date or Conversion Date, which shall be a date not earlier than twenty (20) days from the date of such notice, unless the Substitution Date or Conversion Date shall also be an Expiration Date, in which case the Substitution Date or Conversion Date shall be a date not earlier than thirty-five days from the date of such notice, and

                 (B) if the securities rating agency or agencies are to remain the same, written evidence from each securities rating agency that has in effect a current rating on the Bonds of the long-term and short-term ratings to be assigned to the Bonds upon the substitution of the Alternate Confirmation, or

                 (C) if a different securities rating agency from the securities rating agency or agencies currently rating the Bonds is to rate the Bonds on and after the Substitution Date or Conversion Date, written evidence from said agency of the rating to be assigned to the Bonds; and

          (ii) the Developer shall cause to be delivered to the Trustee concurrently with the delivery of the Alternate Confirmation the following:

                 (A) if at the time of such substitution the provider of the existing Alternate Confirmation is not in default or the substitution is to occur in conjunction with the Expiration Date, the written approval of such provider of the substitution hereunder of such Alternate Confirmation,

                 (B) an opinion of counsel acceptable to the Agency, addressed to the Trustee and the Agency, stating, among other things, that such Alternate Confirmation constitutes a legal, valid and binding obligation of the obligor thereon, enforceable in accordance with its terms, except to the extent of customary exceptions, including, without limitation, that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors as such laws may be applied in the event of the bankruptcy, insolvency, reorganization or similar proceeding of or moratorium applicable to such obligor and by general principles of equity that permit the exercise of judicial discretion and by laws, rulings and judgments applicable to the provider of such Alternate Confirmation including authorities governing the effect given to foreign judgments in such obligor's jurisdiction and to the extent that the enforceability of indemnification and contribution provisions to which such Alternate Confirmation relates may be limited, in whole or in part, by applicable securities laws or public policy, and addressing such other matters as the Trustee and the Agency may reasonably require,

                 (C) an opinion of Bond Counsel to the effect that substitution of such Alternate Confirmation is permitted under the Indenture and this Agreement and will not adversely affect the excludability of interest on the Bonds from gross income of the holders of the Bonds for federal income tax purposes,

                 (D) an opinion of counsel acceptable to the Agency addressed to the Agency and the Trustee, to the effect that the substitution of such Alternate Confirmation will not subject the Bonds or such Alternate

          Confirmation to the registration requirements of the Securities Act of 1933, as amended, or the Indenture to qualification under the Trust Indenture Act of 1939, as amended, or, in the alternative, that the Bonds and/or such Alternate Confirmation, as the case may be, have been registered pursuant to the Securities Act of 1933, as amended, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended,

                 (E) an amount sufficient to pay all costs incurred by the Trustee and the Agency in connection with the substitution of such Alternate Confirmation, including, without limitation, the fees and expenses of its counsel, and

                 (F) written acknowledgment from the provider of the Alternate Confirmation that the Alternate Confirmation has been duly executed, will be in full force and effect from the date of its substitution for the existing Alternate Confirmation and has been duly authorized by all necessary action of such provider.

     SECTION 4.13C. EXTENSIONS OF CONFIRMATION. The Confirming Bank may extend the term of the Confirmation provided that the extended Confirmation shall have a term meeting the requirements of Section 4.13A hereof. The Trustee shall give written notice to the Confirming Bank ninety (90) days prior to the Confirmation Expiration Date, which notice shall state the date upon which the Confirmation is scheduled to expire if not extended. The Confirming Bank may extend the Confirmation in accordance with the terms of the Confirmation Agreement and shall amend the Confirmation to evidence such extension or cause the substitute Confirmation effecting such extension to be delivered to the Trustee no later than 40 days immediately preceding the Confirmation Expiration Date.

     SECTION 4.13D. EXPIRATION OF CONFIRMATION. Unless an Alternate Confirmation or an extension of the Confirmation meeting the requirements of
Section 4.13B or Section 4.13C hereof shall have been delivered at least forty
(40) days prior to any Confirmation Expiration Date, the Bonds shall be subject to mandatory tender for purchase pursuant to Section 4.13 of the Indenture and the Trustee shall take all action necessary to notify the Bondholders of such mandatory tender in accordance with the requirements of the Indenture. Bonds may be remarketed following expiration of a Confirmation so long as a Credit Enhancement, as applicable, meeting the requirements of Section 4.13 hereof is in place after such Confirmation Expiration Date. An Alternate Confirmation may be delivered at any time following a Confirmation Expiration Date provided the requirements of Section 4.13B hereof are met.

     SECTION 4.13E. NOTICES OF EXTENSION, SUBSTITUTION OR REPLACEMENT OF CONFIRMATION.

     (a) The Trustee shall, at least 15 Business Days prior to the proposed substitution of the Confirmation with an Alternate Confirmation pursuant to
Section 4.13B or the extension of the Confirmation pursuant to Section 4.13C, mail notice thereof to the Owners of the Bonds by first class mail, postage prepaid.

     (b) The Trustee shall promptly give notice of any proposed extension, substitution or replacement of the Confirmation to the Remarketing Agent and to each Rating Service.

     SECTION 4.13F. NO LIABILITY OF AGENCY OR DEVELOPER TO CONFIRMING BANK. Neither the Agency (or the Trustee as Assignee) nor the Developer shall be liable to the Confirming Bank or any other party in respect of any Confirmation or any transactions respecting the Confirmation.

     SECTION 4.14. TRUSTEE'S EXPENSES. The Developer hereby agrees to pay to the Trustee, in addition to the amounts payable hereunder, the Trustee's Expenses required to be paid pursuant to the Indenture, as provided in Section 4.01(d) hereof.

     SECTION 4.15. CONVERSION OF BOND INTEREST RATE AT OPTION OF DEVELOPER.

     (a) During any Floating Rate Period, the Developer may elect with the consent of the Credit Enhancer and the Confirming Bank to have the Bonds convert from bearing interest at a Floating Rate to bearing interest at a Fixed Rate, by providing the following to the Trustee, the Credit Enhancer, the Confirming Bank and the Remarketing Agent:

          (i) written notice stating that the Developer has elected to have the Bonds convert from bearing interest at a Floating Rate to bearing interest at a Fixed Rate, and specifying either (1) the length of the Fixed Rate Period that will follow the current Floating Rate Period, which shall be a period of a least one year ending on a December 31, a June 30, or on the maturity date of the Bonds, but in no event ending on a date that is later than the Expiration Date or (2) the Maximum Fixed Rate; and

          (ii) a written opinion of Bond Counsel to the effect that conversion of the Bonds from bearing interest at a Floating Rate to bearing interest at a Fixed Rate at the election of the Developer hereunder and under the Indenture will not cause the interest on the Bonds to become includable in the gross income of the holders of the Bonds for federal income tax purposes, under applicable law in effect as of the date of such opinion.

     The Agency agrees that, subject to satisfaction of all conditions to such conversion set forth in Section 3.05 of the Inden-ture, including receipt by the Trustee of the supplemental opinion of Bond Counsel described in Section 3.05(d)(ii) of the Indenture, the Bonds will convert from bearing interest at a Floating Rate to bearing interest at a Fixed Rate.

     In the event that, if the Fixed Rate determined and announced by the Remarketing Agent on any Fixed Rate Determination Date pursuant to
Section 3.05(c) of the Indenture following an election made by the Developer under this Section 4.15(a) exceeds by more than 25 basis points the Fixed Rate previously estimated by the Remarketing Agent with respect to the applicable Fixed Rate Conversion Date pursuant to Section 3.05(b) of the Indenture, the Developer may provide Immediate Notice, by no later than the Business Day immediately following such Fixed Rate Determination Date, to the Trustee, the Remarketing Agent, the Tender Agent, the Credit Enhancer and the Confirming Bank, of its election that the Bonds will bear interest at the Fixed Rate as so determined, despite the general provisions of Section 3.05(d)(i) of the Indenture. The Developer acknowledges that failure to give such notice will result in cancellation of the Fixed Rate Conversion Date and will cause the Bonds to continue to bear interest at the Floating Rate.

     (b) At least 35 days before the end of any Fixed Rate Period (unless such Fixed Rate Period ends on the date of final maturity of the Bonds), the Developer may elect to have the Bonds continue to bear interest at a Fixed Rate by providing the following to the Trustee, the Credit Enhancer, the Confirming Bank and the Remarketing Agent:

          (i) written notice stating that the Developer has elected, as of end of the Fixed Rate Period then in effect, to have the Bonds continue to bear interest at a Fixed Rate and specifying either (1) the length of the Fixed Rate Period that will follow the current Fixed Rate Period, which shall be a period of at least one year ending on a December 31, a June 30, or on the maturity date of the Bonds, but in no event ending on a date that is later than the Expiration Date, or (2) the Maximum Fixed Rate; and

          (ii) a written opinion of Bond Counsel to the effect that the establishment of the interest rate on the Bonds in accordance with the election of the Developer made pursuant to (i) above will not cause the interest on the Bonds to become includable in the gross income of the holders of the Bonds for federal income tax purposes, under applicable law in effect as of the date of such opinion.

     The Agency agrees that, subject to satisfaction of all conditions to the setting of the interest rate on the Bonds in accordance with the notice described in (i) above, as set forth in Section 3.07 of the Indenture, including receipt by the Trustee of the supplemental opinion of Bond Counsel described in Section

3.07(b)(iii)(2) of the Indenture, the interest rate on the Bonds will be set in accordance with such notice and the procedures set forth in such Section 3.07.

     In the event that, if the Fixed Rate determined and announced by the Remarketing Agent on any Fixed Rate Determination Date pursuant to Section 3.07(b)(ii) of the Indenture following an election made by the Developer under this Section 4.15(b) exceeds by more than 25 basis points the Fixed Rate previously estimated by the Remarketing Agent with respect to the applicable Fixed Rate Conversion Date pursuant to Section 3.07(b)(i) of the Indenture, the Developer may provide Immediate Notice, by no later than the Business Day immediately following such Fixed Rate Determination Date, to the Trustee, the Remarketing Agent, the Tender Agent, the Credit Enhancer and the Confirming Bank, of its election that the Bonds will bear interest at the Fixed Rate as so determined, despite the general provisions of Section 3.07(b)(iii)(A) of the Indenture. The Developer acknowledges that failure to provide any item described in this subsection or to satisfy any condition described in Section 3.07 of the Indenture will result in the setting of the interest rate on the Bonds at the Floating Rate or the redemption of Bonds at the end of each Fixed Rate Period pursuant to Section 3.07(a) of the Indenture rather than in accordance with any election of the Developer.

     SECTION 4.16.     [INTENTIONALLY OMITTED]

     SECTION 4.17. ASSIGNMENT OF LOAN AGREEMENT BY DEVELOPER. This Agreement may be assigned as a whole or in part, by the Developer in accordance with the provisions of Section 8 of the Land Use Restriction Agreement, as such provisions relate to the assignment by the Developer of the Development, subject, however, to consent of the Credit Enhancer and the Confirming Bank and to each of the following conditions:

     (a) No assignment (other than pursuant to Section 8 of the Lurid Use Restriction Agreement) shall relieve the Developer from primary liability for any of its obligations hereunder, and, in the event of any such assignment, the Developer shall remain primarily liable for payments of the Loan payments pursuant to Section 4.02 of this Agreement and for performance and observance of the other agreements on its part herein provided to be performed and observed to the same extent as though no assignment had been made;

     (b) In the event that this Agreement is assigned, as a whole or in part, the assignee shall agree to perform the obligations of the Developer hereunder to the extent of the interest assigned;

     (c) The Developer shall promptly upon the making of any assignment furnish or cause to be furnished to the Agency and to the Trustee a true and complete copy of each such assignment and agreement to perform; and

     (d) Upon the assignment of this Agreement as a whole in accordance with this Section 4.17, the assigning party shall be relieved from all liability for any of its obligations hereunder with respect to matters arising after the date of such assignment.

                                    ARTICLE V

                                 THE DEVELOPMENT

     SECTION 5.01. PAYMENT OF DEVELOPMENT COSTS. If the moneys available from the proceeds of the sale of the Bonds shall not be sufficient to redeem the 1985 Bonds in full, the Developer shall pay from its own funds all of that portion of the redemption price of the 1985 Bonds, including premium, in excess of the moneys available therefor from its own funds. Neither the Agency nor the Trustee makes any warranty, either express or implied, that the moneys from the proceeds of the Bonds will be sufficient to redeem the 1985 Bonds. If the Developer shall pay from its own funds any portion of the redemption price of the 1985 Bonds, including premium, pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Agency, the Trustee or the holders of any of the Bonds, nor shall it be entitled to any diminution in or postponement of the payments required to be paid by the Developer under this Agreement.

     SECTION 5.02. PERMITS AND LICENSES. The Developer covenants and agrees that in the operation of the Development it will use its best efforts to comply with all federal, state and local statutes, laws, lawful ordinances, building codes, regulations and rulings known by it to apply to the Development.

     SECTION 5.03. ANNUAL REVIEW OF MANAGEMENT. The Developer hereby authorizes the Agency to conduct a review annually of the management and operation of the Development. The Agency shall document its findings from such review and provide a copy of its findings to the Developer, who shall have thirty days after receipt of such findings to respond to the Agency with respect thereto. If the Agency shall find that any aspect of the management or operation of the Development may cause interest on the Bonds to be subject to federal income taxation or a violation of the Act, the Agency shall so notify the Developer and require remedy of such condition. In order to effectuate such remedy, the Agency may require the Developer to remove any management agent from responsibility for the Development. The foregoing is a right which the Agency retains and does not assign to the Trustee. Until such time as the Trustee has been directed and indemnified by the Owners, the Trustee shall have no responsibility for any review of the management and operation of the Development.

ARTICLE VI

INDEMNIFICATION, PAYMENTS TO AGENCY

     SECTION 6.01. INDEMNIFICATION OF AGENCY. (a) Subject to the provisions of the succeeding sentences of this Section 6.01(a) and the provisions of subsection (c) hereof, the Developer as an entity (as used in this Article VI the term "Developer" shall not include any partners, shareholders, directors, officers, agents or representatives of the Developer or any partner thereof in such capacities) agrees to indemnify and hold the Agency, its directors, members, officers, employees, agents and representatives, and the State, including but not limited to, the Division, the members and officers of its governing body, its employees, agents and representatives (any or all of the foregoing being hereinafter referred to as the "Indemnified Persons") harmless from and against any and all losses, costs, damages, judgments (including specifically punitive damage awards), arbitration awards, amounts paid in settlements, costs and expenses and liabilities of whatsoever nature or kind (including but not limited to, reasonable attorneys' fees, whether or not suit is brought and whether incurred in settlement negotiations, investigations of claims, at trial, on appeal, in bankruptcy or other creditors' proceedings or otherwise, expert witness fees and expenses, other litigation and court costs, amounts paid in settlement and amounts paid to discharge judgments) directly or indirectly resulting from, arising out of or in connection with any act or omission of the Original Developer or the Developer or any of their respective partners, directors, officers, employees, attorneys or agents or other persons under contract with the Original Developer or the Developer directly or indirectly resulting from, arising out of, or related to (i) the issuance, offering, sale or delivery of the Bonds, the redemption of the 1985 Bonds and any amendments to the respective Indentures for the 1985 Bonds in connection with the redemption of the 1985 Bonds (ii) the interpretation or enforcement of provisions of the Agreement, the Indenture and any other documents in connection therewith or the issuance of 1985 Bonds, (iii) any written statements or representations made or given by the Developer, its agents or persons under contract with it to any Indemnified Persons relating to statements or representations of financial information, (iv) the design, construction, installation, operation, use, occupancy, maintenance or ownership of the Development or (v) similar events or occurrence with respect to the 1985 Bonds. This indemnity is effective only with respect to any loss incurred by an Indemnified Person, not due to any negligent, illegal or unlawful action or omission on its part.

     (b) The Indemnified Persons will promptly, but in no event later than seven (7) days following their receipt of a filing relating to a legal action or thirty (30) days following their receipt of any other claim and after notice to the Indemnified Persons (notice to the Indemnified Persons being service with respect to the filing of any legal action, receipt of any claim in writing or similar form of actual notice) of any claim as to which they assert a right to indemnification, notify the Developer of such claim.

     (c) If any claim for indemnification by an Indemnified Person arises out of a claim for monetary damages by a person other than an Indemnified Person, the Developer shall undertake to conduct any proceedings or negotiations in connection therewith which are necessary to defend the Indemnified Persons and shall take all such steps or proceedings as the Developer in good faith deems necessary to settle or defeat any such claims, and to employ counsel to contest any such claims; provided, however, that the Developer shall reasonably consider the advice of the Indemnified Persons as to the defense of such claims, and the Indemnified Persons shall have the right to participate, at their own expense, in such defense, but control of such litigation and settlement (except for any admission of guilt or entering of a plea of NOLO CONTENDERE with respect to any Indemnified Person, which must be specifically consented to by such Indemnified Person) shall remain with the Developer. The Indemnified Persons shall provide all reasonable cooperation in connection with any such defense by the Developer. Except as set forth herein, counsel and auditor fees, filing fees and court fees of all proceedings, contests or lawsuits with respect to any such claim or asserted liability shall be borne by the Developer. If any such claim is made hereunder and the Developer does not undertake the defense thereof, the Indemnified Persons shall be entitled to control such litigation and settlement and shall be entitled to indemnity with respect thereto pursuant to the terms of this Section 6.01; provided that all Indemnified Persons as to whom there is no conflict of interest shall be entitled to indemnity for the fees and expenses of only one firm of attorneys. To the extent that the Developer undertakes the defense of such claim, the Indemnified Persons shall be entitled to indemnity hereunder only to the extent that such defense is unsuccessful as determined by a final judgment of a court of competent jurisdiction, or by written acknowledgment of the parties. An Indemnified Person shall not be indemnified by the Developer if the claim against or asserted liability of the Indemnified Person is successful or found to be valid as a result of any illegal or unlawful action on the part of the Indemnified Person, or with respect to the Trustee, illegal or unlawful action or negligence or willful misconduct.

     SECTION 6.02. INDEMNIFICATION OF TRUSTEE. (a) Subject to the provisions of the succeeding sentences of this subsection, the Developer agrees to indemnify and hold the Trustee, its directors and officers (as used in this Section 6.02, the "Indemnified Persons") harmless from and against any and all losses, costs, damages, expenses and liabilities of whatsoever nature or kind (including but not limited to, any documentary stamp taxes or intangible taxes due and payable in connection with the Loan, reasonable attorneys' fees (including those incurred at all tribunal, including, without limitation, bankruptcy court, levels), litigation and court costs, amounts paid in settlement by or with the approval of the Developer and amounts paid to discharge judgments) directly or indirectly resulting from, arising out of, or related to (i) the issuance, offering, sale or delivery of the Bonds, (ii) the enforcement of provisions of the Agreement, the Indenture and any other documents in connection therewith, (iii) any written statements or representations made or given by the Developer, its agents or persons under contract with it to any Indemnified Persons relating to statements or representations of financial information or (iv) the design, construction, installation, operation, use, occupancy, maintenance or ownership of the Development. It is provided, however, the Trustee shall not be indemnified hereunder for any claims or damages arising from its own negligent acts or omissions or from any willful misconduct by the Trustee with respect to the provisions of the Indenture.

     (b) For the purposes of the provisions of this Section 6.02, the Trustee shall be deemed to be an "Indemnified Person" under the provisions of subsections (b) and (c) of Section 6.01 and claims under this Section shall be subject to such provisions.

                                   ARTICLE VII

                          BREACH OF COVENANTS, REMEDIES

     SECTION 7.01. EVENT OF DEFAULT. An "Event of Default" shall be deemed to have occurred under this Agreement if:

     (a) Any amount required to be paid by Section 4.02 hereof (taking into account any credits described in Section 4.03 hereof) is not paid to the Trustee or Tender Agent, as applicable (either by or on behalf of the Developer, by 2:00 p.m., New York, New York time) when and as required to make a corresponding payment on the Bonds as required under the Indenture; or

     (b)  Any amount required to be paid by Section 4.05, 4.06, 4.07, 4.08 or
4.09 hereof (taking into account any credits described in Section 4.03 hereof) is not paid to the Trustee (either by or on behalf of the Developer by 2:00 p.m., New York, New York time) whether in connection with a scheduled interest payment date, at maturity, upon any date fixed for payment, by acceleration or otherwise as and when required to make a corresponding payment on the Bonds as required under the Indenture; or

     (c) Notice is given to the Developer, ADCC, the Credit Enhancer and the Confirming Bank by the Trustee or the Agency that the Developer has failed to comply with or to perform any of the covenants, conditions or provisions of the Land Use Restriction Agreement or this Agreement which apply to the Developer (other than those referred to in Section 7.01(a) or (b) hereof) or that there has occurred an "event of default" under the Mortgage (as defined in the Mortgage), and, in any of such events, sixty (60) days have passed since such notice, unless within sixty (60) days after receipt of such notice the Trustee receives an opinion of Bond Counsel stating that (i) such failure or event of default does not produce a material risk that interest on the Bonds will cease to be excluded from gross income for federal income tax purposes (except during such period as the Bonds are owned by a "substantial user" of the Development or a "related person") or (ii) such failure or event of default can be remedied with the effect of permitting the interest on the Bonds to continue to be excluded from gross income for federal income tax purposes and such failure or event of default is remedied within the period of time determined by Bond Counsel to be necessary to permit interest on the Bonds to continue to be excluded from gross income for federal income tax purposes, and (iii) such failure or event of default does not cause a violation of the Act by the Developer; or

     (d)  (i)    The failure of the Credit Enhancement to continue in full force and effect if, within thirty (30) days after such failure, the Developer shall have failed to substitute Alternate Security; or (ii) the failure of the Credit Enhancer to make payments under the Credit Enhancement within the time provided for therein; provided, however, that under circumstances where the Credit Enhancement is confirmed by a Confirmation, the foregoing shall not constitute an Event of Default hereunder unless there shall have also occurred a default by the Confirming Bank under the Confirmation by failing to honor any draw thereon made in accordance with the terms thereof or by an assertion by the Confirming Bank of the invalidity or unenforceability of the Confirmation; or

     (e) The Credit Enhancer shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any petition or agreement seeking any reorganization, incorporation, readjustment, liquidation or similar relief for itself under any present or future statutes, laws or regulations or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Credit Enhancer or of all or any substantial part of its properties, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

     (f) A petition shall be filed against the Credit Enhancer seeking any reorganization, composition, readjustment, liquidation or similar relief under any present or future statute, law or regulation and shall remain undismissed or unstayed for an aggregate of ninety (90) days (whether or not consecutive), or if any trustee, receiver or liquidator of the Credit Enhancer or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of the Credit Enhancer and such appointment shall remain undismissed or unstayed for an aggregate of ninety (90) days (whether or not consecutive); or

     (g) Any "Event of Default" occurs under the Indenture and is not cured prior to the giving of a notice of acceleration under Section 9.01(b) thereof.

     The occurrences set forth in Sections 7.01(e) and (f) above shall not constitute Events of Default hereunder if the Developer provides Alternate Security for the Credit Enhancement within thirty (30) days subsequent to the happening of such occurrence pursuant to Section 4.08 hereof. In the event the Developer fails to provide such Alternate Security, no declaration of acceleration shall be made by the Trustee, and the Loan shall be prepaid mandatory as provided in Section 4.08 hereof.

     SECTION 7.02. REMEDIES FOR FAILURE TO PERFORM. (a) Upon the occurrence of an "Event of Default" as defined in Section 7.01(a), (b), (c), (d) and (g) above, all amounts due under this Agreement shall be immediately due and payable and the date of payment thereof shall be as specified in a notice of acceleration which shall be promptly given by the Trustee to the Developer. A copy of such notice of acceleration shall be given to the Credit Enhancer, the Confirming Bank, the Agency and ADCC simultaneously with such notice to the Developer, and a demand for payment shall be made by the Trustee under the Credit Enhancement in an amount sufficient to pay principal of and interest on the Bonds to the date of payment therefor; provided, however, with respect to an Event of Default specified in Section 7.01(b) hereof, the Credit Enhancer, in accordance with the Intercreditor Agreement, shall be granted a period of fifteen (15) days in which to cure such Event of Default before the Trustee shall enforce the remedies available to it here under; and further provided, with respect to an Event of Default under
Section 7.01(C) hereof, the Credit Enhancer, in accordance with the Intercreditor Agreement, shall be granted a period of thirty (30) days to cure such Event of Default, provided, however that if such default cannot reasonably be cured within such thirty (30) day period and the Credit Enhancer shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) days period shall be extended for 50 long as it shall require Credit Enhancer in the exercise of due diligence to cure such default, including any period of time necessary to foreclose the Second Mortgage or otherwise obtain possession of the Development and the Land. To the extent that the Credit Enhancer fails to honor such draw in the full amount of such draw, under circum stances where the Credit Enhancement is confirmed by a Confirmation, the Trustee shall make a draw under the Confirmation in the full amount due on the Bonds. To the extent the Credit Enhancer and, if applicable, the Confirming Bank, fail to honor draws in the full amount of such draws, the Trustee shall then pursue the additional remedies available to it under the Indenture and otherwise pursuant to the laws of the State.

     (b) Upon the occurrence of an "Event of Default" in Section 7.01(c) hereof, if the action or non action which resulted in such "Event of Default" is cured by or on behalf of the Developer prior to the time the notice of acceleration of the Bonds is given by the Trustee, and prior to a draw under the Credit Enhancement or the Confirmation, and if the Trustee receives an opinion of Bond Counsel to the effect that, following such cure and assuming no recurrence of such default, no material risk exists that interest on the Bonds will be included in gross income for federal income tax purposes, then any acceleration of all amounts due under this Agreement shall be rescinded and the parties shall be restored to the same position as though no such "Event of Default" had occurred.

     (c) Upon the occurrence of an Event of Default specified in Section 7.01(a) or (b) above, if there is paid to or deposited with the Trustee, prior to the time the notice of acceleration of the Bonds is given by the Trustee under the Indenture, and prior to a draw under the Credit Enhancement or the Confirmation, a sum sufficient to pay all overdue amounts which resulted in such Event of Default and Trustee's Expenses, if any, then the acceleration of all amounts due under this Agreement shall be rescinded and the parties shall be restored to the same position as though no such Event of Default had occurred.

     SECTION 7.03. DISCONTINUANCE OF PROCEEDINGS. In case any proceeding taken by the Agency or its assigns on account of any failure to perform under this Agreement shall have been discontinued or determined adversely to the Agency or its assigns, then and in every case the Agency and its assigns shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Agency and its assigns shall continue as though no such proceeding had been taken.

     SECTION 7.04. REMEDIES CUMULATIVE. No remedy conferred upon or reserved to the Agency or the Trustee on behalf of the Agency by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, the Mortgage or the Indenture now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any failure to perform under this Article shall impair any such right or power or shall be construed to be a waiver thereof. In order to entitle the Agency or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than as otherwise specified in this Agreement.

     SECTION 7.05. REIMBURSEMENT OF EXPENSES. (a) The Developer hereby covenants and agrees to pay all reasonable fees of Bond Counsel in connection with rendering opinions after the issuance of the Bonds which are contemplated by the Indenture and this Agreement.

     (b) If, upon or after the occurrence of any default hereunder, the Agency or the Trustee on behalf of the Agency shall employ attorneys or incur other expenses for the enforcement of performance or observance of any obligation or agreement on the part of the Developer contained herein, the Developer will on demand therefor reimburse the Agency or the Trustee on behalf of the Agency for reasonable fees of such attorneys and such other reasonable expenses so incurred.

     (c) The Developer may prosecute or defend any action or proceeding or take any other action involving any defaulting supplier, contractor, subcontractor or surety thereof which the Developer deems to be reasonably necessary, and in such event the Agency agrees to cooperate fully with the Developer to the extent it may lawfully do so, in any such action or proceeding, subject to the provisions of Section 6.01(a) hereof. All moneys recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing shall belong to the Developer.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.01. AMOUNTS REMAINING IN FUNDS AND ACCOUNTS. Any amounts remaining in any fund or account established under the Indenture and after payment of the Bonds in full (including interest and premium, if any, thereon), or provision for payment thereof having been made in accordance with the provisions of the Indenture, and payment of all other reasonable and necessary obligations owing to the Agency or the Trustee under this Agreement or the Indenture, and payment of any amounts to the United States of America, if any, including (without limitation) the payment of all Trustee's Expenses, shall belong to and be paid to the Agency by the Trustee in accordance with the provisions of the Indenture.

     SECTION 8.02. LIMITED OBLIGATION OF AGENCY. This Agreement shall inure to the benefit of and shall be binding upon the Agency, the Developer and the Trustee for the benefit of the Bondholders and their respective successors and assigns, subject to the limitation that any obligation of the Agency created by or arising out of this Agreement shall be a limited obligation of the Agency, payable solely out of the revenues arising from the pledge and assignment of the Loan and the other funds held or set aside in trust under the Indenture and shall not constitute a pledge of the faith and credit of the Agency or a debt of the State, or of any other political corporation, subdivision or agency of the State or a pledge of the faith and credit or taxing power of any of them, and there shall be no further recourse against the Agency with respect thereto.

     SECTION 8.03. PAYMENTS BY CREDIT ENHANCER. The Credit Enhancer shall, to the extent of any payments made by it pursuant to the Credit Enhancement, be subrogated to all rights of the Agency or its assigns (including, without limitation, the Trustee) as to all obligations of the Developer with respect to which such payments shall be made by the Credit Enhancer, but, so long as any of the Bonds remain Outstanding under the terms of the Indenture, such right of subrogation on the part of the Credit Enhancer shall be in all respects subordinate to all rights and claims of the Bondholders, the Trustee and the Agency for all payments which shall be or become due and payable under the Indenture or otherwise arising under this Agreement, the Note, the Mortgage, the Land Use Restriction Agreement, as amended, the Indenture or the Bonds. The Trustee will, upon request, execute and deliver any instrument reasonably requested and prepared by the Credit Enhancer to evidence such subrogation and the Trustee shall assign its rights in any obligations of the Developer with respect to which payment of the entire principal balance and accrued interest thereon shall be made by the Credit Enhancer.

     SECTION 8.03A. PAYMENTS BY CONFIRMING BANK. The Confirming Bank shall, to the extent of any payments made by it pursuant to the Credit Enhancement, be subrogated to all rights of the Agency or its assigns (including, without limitation, the Trustee) as to all obligations of the Developer with respect to which such payments shall be made by the Confirming Bank, but, so long as any of the Bonds remain Outstanding under the terms of the Indenture, such right of subrogation on the part of the Confirming Bank shall be in all respects subordinate to all rights and claims of the Bondholders, the Trustee and the Agency for all payments which shall be or become due and payable under the Indenture or otherwise arising under this Agreement, the Note, the Mortgage, the Land Use Restriction Agreement, as amended, the Indenture or the Bonds. The Trustee will, upon request, execute and deliver any instrument reasonably requested and prepared by the Confirming Bank to evidence such subrogation and the Trustee shall assign its rights in any obligations of the Developer with respect to which payment of the entire principal balance and accrued interest thereon shall be made by the Confirming Bank.

     SECTION 8.04. AMENDMENT OF AGREEMENT. This Agreement may be amended only by written agreement of the parties hereto, the Trustee, as assignee, the Credit Enhancer and the Confirming Bank, if a Confirmation shall then be in place, and subject to the requirements for and limitations on such amendments set forth herein and in the Indenture.

     SECTION 8.05. PAYMENT. At such time as the principal of, premium, if any, and interest on all Bonds outstanding under the Indenture shall have been paid, or shall be deemed to be paid in accordance with the Indenture, and all other sums payable by the Developer under this Agreement, the Note and the Indenture shall have been paid, the Loan shall be deemed to be fully paid and the Developer upon request shall be entitled to receive acknowledgment of such payment in full from the Trustee.

     SECTION 8.06. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Agreement, and, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     SECTION 8.07. SEVERABILITY. If any clause, provision or section of this Agreement shall be held illegal or invalid by any court, the invalidity of such provisions or sections shall not affect any other provisions or sections hereof, and this Agreement shall be construed and enforced to the end that the transactions contemplated hereby be effected and the obligations contemplated hereby be enforced, as if such illegal or invalid clause, provision or section had not been contained herein.

     SECTION 8.08. TERM OF AGREEMENT. This Agreement shall be in full force and effect from the date hereof and shall continue in effect (i) so long as any Bonds are outstanding, or (ii) if Alternate Security is in effect in the form of a guaranty, until 123 days have elapsed after the Developer is obligated to make any payments under this Agreement during which no "filing" (as defined in Section 7.01(a) hereof) by or against the Developer occurs, or (iii) so long as the Trustee holds any moneys under the Indenture or (iv) during the continuance of any foreclosure proceedings under the Mortgage, whichever is later. All representations and certifications by the Developer set forth in Article II hereof and all provisions relating to the payment of any amounts due hereunder to the Trustee and the Agency (including any amounts due pursuant to Article VI hereof) shall survive the termination of this Agreement.

     SECTION 8.09. NOTICE OF CHANGES IN FACT. The Developer will notify the Trustee promptly after the Developer becomes aware of (i) any change in any material fact or circumstance represented or warranted by the Developer in this Agreement or in connection with the issuance of the Bonds, and (ii) any default or event which, with notice or lapse of time or both, could become an Event of Default under this Agreement, or the Indenture, specifying in each case the nature thereof and what action the Developer has taken, is taking, and/or proposes to take with respect thereto.

     SECTION 8.10. LIMITED OBLIGATIONS OF DEVELOPER. Notwithstanding anything to the contrary in this Agreement (except to the extent provided solely with respect to indemnification, payment of fees and expenses to the Agency and the Trustee and deposits to the Rebate Fund, if any, pursuant to Sections 4.01(d), 4.02(d), 7.05 and Article VI hereof) and under the analogous provisions of the Mortgage and of the Land Use Restriction Agreement, the Agency expressly agrees that the Developer and the partners comprising the Developer shall have no personal liability hereunder, and such liability shall be strictly and absolutely limited to the property encumbered by the Mortgage and the leases, rents, profits and issues thereof and any other collateral securing the Loan. In the event an Event of Default shall occur: (i) the Agency shall not and may not seek any judgment for a deficiency against the Developer or any partners comprising the Developer in their respective capacities as partners, in any action to foreclose, to exercise a power of sale, to confirm any foreclosure or sale under power of sale, or to exercise any other rights or power under or by reason of the Mortgage or any other instrument evidencing or securing the obligations of the Developer under this Agreement; and (ii) the Agency shall not and may not seek any judgment on this Agreement or with respect to the Loan except as a part of judicial proceedings to foreclose the Mortgage securing the obligations of the Developer under this Agreement. In the event any suit is brought on this Agreement, or concerning the Loan or any amount secured by the Mortgage as part of judicial proceedings to foreclose the Mortgage or to confirm any foreclosure or sale pursuant to power of sale thereunder, any judgment obtained in such suit shall constitute a lien on, and will be and can be (except to the extent that such judgment relates to obligations relating to indemnification, deposits to the Rebate Fund, if any, and the payment of fees and expenses to the Agency as provided in Sections 4.01(d), 4.02(d), 7.05 and Article VI hereof) enforced only against, the property encumbered by the Mortgage and the leases, rents, profits and issues thereof and not against any other asset of the Developer or the partners comprising the Developer, in their respective capacities as partners, and the terms of such judgment shall expressly so provide; provided, that the foregoing does not apply to the Credit Enhancer in its capacity as Credit Enhancer under the Credit Enhancement or to the Confirming Bank in its capacity as Confirming Bank under the Confirmation Agreement.

     SECTION 8.11. NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent registered or certified mail, postage prepaid, to the parties listed below:

     To the Agency:

     Florida Housing Finance Agency
     2574 Seagate Drive
     Suite 101
     Tallahassee, Florida 32301-5026
     Attention: Executive Director

     To the Trustee, Registrar and Paying Agent:

     Sun Bank, National Association
     225 East Robinson Street, Suite 350
     Orlando, Florida 32801
     Attention: Kathryn R. Broecker

     To the Developer:

     OTC Apartments Limited Partnership
     c/o JG Financial Management Services
     280 North Woodward Avenue, 4th Floor
     Birmingham, Michigan 48009
     Attention: Fred Gordon

     To the Credit Enhancer:

     The Sumitomo Trust and Banking Company, Limited
     New York Branch
     527 Madison Avenue
     New York, New York 10022
     Attention: Manager, Credit Administration Department

     To the Remarketing Agent:

     Stephens Inc.
     Smith Barney Shearson Inc.
     c/o Stephens Inc.
     111 Center Street
     Little Rock, Arkansas 72201
     Attention: Public Finance Department

     To the Tender Agent:

     Sun Bank, National Association
     c/o Mellon Securities Transfer Services
     33rd Floor 120 S. Broadway
     New York, New York 10271
     Attention: Daisy Pedraga

     To the Rating Agency:

     Standard & Poor's Corporation
     25 Broadway
     New York, New York 10004
     Attention: Abe Losice

     To ADCC:

     American Diversified Capital Corporation
     c/o Federal Deposit Insurance Corporation as Receiver for
     American Diversified Savings Bank
     P.O. Box 7549
     Newport Beach, California 92658

     To the Confirming Bank:

     The Sumitomo Bank, Limited,
     Chicago Branch
     233 South Walker Drive
     Sears Tower, Suite 4800
     Chicago, Illinois 60606-6448
     Attention: Manager, Public Finance Section

or at such other address as shall be furnished in writing by either party to the other, and shall be deemed to have been given as of the date so delivered or deposited in the United States mail.

     SECTION 8.12. APPLICABLE LAW. Notwithstanding the place of execution, the laws of the State shall govern the construction of this Agreement.

     SECTION 8.13. DATE OF THIS AGREEMENT. This Agreement shall be dated as of the first day of the month and the year during which it is executed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                        FLORIDA HOUSING FINANCE AGENCY

                                        By:   /s/ Carl M. Mayes
                                           --------------------------------
                                           Member

(SEAL)

ATTEST:

By:  /s/ Mark Hendrickson
     ----------------------
     Mark Hendrickson,
     Executive Director and
     Secretary

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

WITNESSES:                              OTC APARTMENTS LIMITED
                                        PARTNERSHIP, a Florida limited
                                        partnership

                                        By:  JG/OT LIMITED PARTNERSHIP, a
                                             Michigan limited partner-
/s/ Carol Gitler                             ship, its General Partner
-------------------------
Carol Gitler                            By:  ORLANDO/TAMPA CORPORATION, a
                                             Michigan corporation, its
/s/ Donna J. O'Brien                         General Partner
-------------------------
Donna J. O'Brien                             By:  /s/ Fred Gordon
                                                ---------------------------
                                                  Fred Gordon